                                                                   EXHIBIT 10.10

                                     LEASE
                                     -----


                                     AMONG

           LAURELTON INVESTMENTS LTD. and KBK NO. 197 VENTURES LTD.
           --------------------------     -------------------------
                           (together, the "Lessor")



                                      AND



         SEAGATE SOFTWARE INFORMATION MANAGEMENT GROUP (CANADA), INC.
         ------------------------------------------------------------
                                (the "Lessee")


                                      AND


                            SEAGATE SOFTWARE, INC.
                            ----------------------
                              (the "Indemnifier")

                                                  INDEX
                                                  -----

                                                                                               Page
                                                                                               ----
PART 1 - DEFINITIONS.......................................................................     1
  1.1    Definitions.......................................................................     1

PART 2 - DEMISE AND TERM...................................................................     6
  2.1    Demise and Term...................................................................     6
  2.2    Readjustment......................................................................     7

PART 3 - RENT, TAXES AND OTHER CHARGES.....................................................     7
  3.1    Basic Rent........................................................................     7
  3.2    Payment of Rent and Additional Rent...............................................     7
  3.3    Net Lease.........................................................................     7
  3.4    Rent..............................................................................     8
  3.5    Single Lease......................................................................     8
  3.6    Place of Payment..................................................................     8
  3.7    Lessee's Payment of Taxes/Sales Taxes.............................................     8
  3.8    Rental for Irregular Periods......................................................     8
  3.9    Estimate of Additional Rent.......................................................     9
  3.10   Reporting and Audit of Additional Rent............................................     9

PART 4 - ACCEPTANCE AND FIXTURING OF DEMISED PREMISES......................................     9
  4.1    Lessee Loan.......................................................................     9
  4.2    Leasehold Improvements............................................................    10
  4.3    HVAC Inducement...................................................................    11
  4.4    Early Occupation by Lessee........................................................    11
  4.5    As Is/Lessee's Alterations........................................................    11
  4.6    Restriction on Construction Times.................................................    12
  4.7    Lessor's Repairs/Work.............................................................    12
  4.8    Cash Inducement in Lieu of Lessor's Repairs/Work..................................    13
  4.9    Allowances for Leasehold Improvements.............................................    14

PART 5 - CONDUCT OF BUSINESS...............................................................    14
  5.1    Permitted Use.....................................................................    14
  5.2    Waste and Nuisance................................................................    14
  5.3    Tidy Condition/Compliance With Laws...............................................    15
  5.4    Environment Warranty - Lessee.....................................................    15
  5.5    Signs.............................................................................    15
  5.6    Payment of Lessee's Expenses......................................................    15

PART 6 - REPAIRS...........................................................................    16
  6.1    No Obligation to Repair/Replace...................................................    16
  6.2    Repairs by Lessee.................................................................    16
  6.3    Damage by Lessee..................................................................    16
  6.4    Building Compliance/Ordered Upgrades..............................................    16
  6.5    Alterations.......................................................................    17
  6.6    Increase in Insurance.............................................................    17
  6.7    Plans and Specifications..........................................................    17

  6.8   Non-Compliance...................................................................     17
  6.9   Lessor's Property/Fixtures.......................................................     18
  6.10  No Liens.........................................................................     18
  6.11  Destruction of Demised Premises..................................................     18

PART 7 - COMMON AREAS/SERVICES ..........................................................     19
  7.1   Control of Common Areas and Facilities...........................................     19
  7.2   Building Services................................................................     19
  7.3   Building Alarm...................................................................     19
  7.4   Parking..........................................................................     19
  7.5   Storage and Emergency Generator Rooms............................................     20
  7.6   Refuse and Deliveries............................................................     20
  7.7   Directory Board..................................................................     21
  7.8   Satellite and Communications.....................................................     21
  7.9   Bicycle Storage..................................................................     21
  7.10  Floor Loading....................................................................     22

PART 8 - ASSIGNMENT AND SUBLETTING.......................................................     22
  8.1   Assignment.......................................................................     22
  8.2   Reorganization, Change in Ownership or Use by Affiliate..........................     22

PART 9 - INSURANCE.......................................................................     23
  9.1   Lessee to Insure.................................................................     23
  9.2   Lessor to Insure.................................................................     23

PART 10 - EXCLUSION OF LIABILITY AND INDEMNITY...........................................     24
 10.1   Lessee's Indemnity...............................................................     24
 10.2   Lessor's Indemnity...............................................................     24
 10.3   Exclusion of Liability...........................................................     24

PART 11 - LANDLORD'S RIGHTS AND REMEDIES.................................................     25
 11.1   Default..........................................................................     25
 11.2   Termination of Lease.............................................................     25
 11.3   Payment of Lessor's  Expenses....................................................     26
 11.4   Right of Lessor to Perform Lessee's Covenants....................................     26
 11.5   Re-Entry.........................................................................     26
 11.6   Right of Lessor to Seize.........................................................     26
 11.7   Remedies for Non-Payment.........................................................     27
 11.8   Non-Waiver.......................................................................     27
 11.9   Remedies Cumulative..............................................................     27
 11.lO  Interest.........................................................................     27

PART 12 - MORTGAGES AND ASSIGNMENTS BY LANDLORD..........................................     27
 12.1   Subordination....................................................................     27
 12.2   Status Statement.................................................................     28
 12.3   Non-Disturbance Agreement........................................................     28
 12.4   Registration.....................................................................     28

PART 13 - OVERHOLDING BY LESSEE..........................................................     28
 13.1   Month to Month Tenancy...........................................................     28

PART 14 - LESSOR'S COVENANTS..............................................................   29
 14.1  Lessor's Covenants.................................................................   29
 14.2  Environment Warranty - Lessor......................................................   30

PART 15 - GENERAL CONDITIONS..............................................................   31
 15.1  Rules and Regulations..............................................................   31
 15.2  Notice.............................................................................   31
 15.3  Showing of Premises................................................................   31
 15.4  Dispute Resolution.................................................................   32

PART 16 - RIGHT OF FIRST OFFER AND EXPANSION PREMISES.....................................   32
 16.1  Right of First Offer...............................................................   32
 16.2  Expansion Premises.................................................................   33

PART 17 - OPTION TO RENEW.................................................................   34
 17.1  Grant of Option....................................................................   34
 17.2  Exercise of Option.................................................................   34
 17.3  Office Premises....................................................................   34

PART 18 - INDEMNITY.......................................................................   34
 18.1  Indemnity..........................................................................   34
 18.2  Enforcement of Indemnity...........................................................   34
 18.3  Continuation of Indemnity..........................................................   35
 18.4  No Defence.........................................................................   35
 18.5  Modification in Writing............................................................   35
 18.6  Authority..........................................................................   35
 18.7  Enurement..........................................................................   35
 18.8  Assignments, Reorganization, Etc...................................................   35

PART 19 - MISCELLANEOUS...................................................................   36
 19.1  Joint and Several Obligations......................................................   36
 19.2  Time of the Essence................................................................   36
 19.3  Headings...........................................................................   36
 19.4  Governing Law......................................................................   36
 19.5  Entire Agreement...................................................................   36
 19.6  Enurement..........................................................................   37

SCHEDULE "A" - Plan of Premises
SCHEDULE "B" - Rules and Regulations
SCHEDULE "C" - Stantec Report Summary (Schedule "C" to Offer to Lease)

                                     LEASE
                                     -----

THIS LEASE made the 27/th/ day of September, 1999.

BETWEEN:

          LAURELTON INVESTMENTS LTD. and KBK NO. 197 VENTURES LTD.,
          -------------------------      -------------------------
          having a business office at 3038 - 910 Mainland Street, Vancouver, British Columbia, V6B lA9

          (together, the "Lessor")
AND:

          SEAGATE SOFTWARE INFORMATION MANAGEMENT GROUP (CANADA),
          ------------------------------------------------------
          INC., having a business office at 840 Cambie Street,
          ----
          Vancouver, British Columbia, V6B 4J2

          (the "Lessee")

AND:

          SEAGATE SOFTWARE, INC., having a business office at 840 Cambie Street,
          ----------------------
          Vancouver, British Columbia, V6B 4J2

          (the "Indemnifier")

In consideration of the premises and the mutual covenants, agreements and conditions herein contained, it is hereby covenanted and agreed between the parties as follows:

                             PART 1 - DEFINITIONS
                             --------------------

1.1  Definitions
     -----------

     The terms defined herein shall have, for all purposes of this Lease, the following meanings unless the context expressly or by implication otherwise requires:

     (a) "Additional Rent" means all sums of money, other than Basic Rent, which are required to be paid by the Lessee pursuant to any provision of this Lease whether or not they are designated as "Additional Rent";

     (b)  "Assignment" has the meaning set out in Section 8.1;

     (c)  "Basic Rent" has the meaning set out in Section 3.1;

     (d) "Building" means the building, improvements, structures and facilities, including parking facilities, erected on the Lands and having a civic address of 910 Mainland Street, Vancouver, British Columbia;

     (e) "Commencement Date" means, for each of the premises comprising the Demised Premises, the respective date set out in Column 3 in Section 2.1;

     (f) "Consumer Price Index" means the Consumer Price Index for all items for Vancouver, British Columbia issued from time to time by Statistics Canada or its successor, or any other measure hereafter employed by Statistics Canada in lieu of such price index that measures the cost of living in Vancouver, British Columbia. If Statistics Canada or its successor no longer publishes the Consumer Price Index or no longer is operated by the Government of Canada, then any alternate price index designed to fairly reflect changes in the consumer purchasing power of the Canadian dollar, as agreed by the parties, failing agreement, the dispute shall be settled in the manner set out in Section 15.4;

     (g) "Demised Premises" means, as and from the respective Commencement Dates, collectively the Initial Leased Premises, the Option Leased Premises and all Expansion Space, each of which premises is outlined in black on the floor plans annexed hereto as Schedule "A";

     (h) "Expansion Space" means the First Expansion Leased Premises, the Second Expansion Leased Premises and the Third Expansion Leased Premises (but does not include any space leased pursuant to the Right of First Offer in Section 16.1);

     (i) "Expiry Date" means, for each of the premises comprised in the Demised Premises, the respective date set out in Column 4 in Section 2.1;

     (j) "First Expansion Leased Premises" means the premises in the Building and described in Column 1 in Section 2.1 and identified as such on Schedule "A" hereto;

     (k) "Force Majeure" means any act or occurrence which delays or hinders or prevents a party from the performance of any term, covenant or act required under this Lease by reason of strikes, labour troubles, inability to procure material or services, power failure, restrictive governmental laws or regulations, riots, insurrection, sabotage, rebellion, war, acts of God or other reasons beyond the reasonable control of the applicable party hereto;

     (1) "Hazardous Substances" means any pollutants, contaminants, deleterious substances, underground or above-ground tanks, asbestos materials, hazardous, corrosive, or toxic substances, special waste or waste of any kind, halon, radon, PCB's, or other pollutants, contaminants or hazardous materials or any other substance which is now or hereafter prohibited, controlled, or regulated under environmental laws;

     (m) "Increase in Consumer Price Index" means the fraction which has as its numerator the Consumer Price Index for the year in question and has as its denominator the Consumer Price Index as of June 1, 2000;

     (n) "Initial Leased Premises" means the premises in the Building and described in Column 1 in Section 2.1 and identified as such on Schedule "A" hereto;

     (o) "Lands" means the lands on which the Building is constructed and legally described as: Firstly: Lots 60 and 61, Block 76, District Lot 541, Plan 3469 and; Secondly: Lot "Z", Block 76, District Lot 541, Plan 20357;

     (p) "Leasehold Improvements" means the improvements to the Demised Premises to be carried out by the Lessee and described in Section 4.2;

     (q) "Lessor's Repairs/Work" means the work to be performed by the Lessor and described in Section 4.7;

     (r)  "Loan" means the loan described in Section 4.1;

     (s) "Operating Costs" means (without duplication) the total costs and expenses incurred, accrued or attributed by the Lessor to operate, service, maintain, insure, manage, promote, clean, supervise, replace and repair the Lands, Building and Demised Premises and any common facilities and common areas of the Building, and the total costs and expenses incurred, accrued or attributed by the Lessor to discharge its obligations under this Lease. Without limiting the generality of the foregoing, such costs and expenses shall specifically include the supply of all utilities; landscaping; common area interior glazing repair and replacement, if damaged; minor repairs and partial replacing of roof membrane; premiums for insurance the Lessor, in its sole discretion, deems necessary for the operation of the Lands and Building, acting reasonably; painting; signs; sanitation control; snow removal; security; rental or replacement of machinery and equipment which by their nature require periodic replacement or substantial replacement (including without limitation, maintenance and janitorial equipment); the reasonable wages and salaries of personnel (including any benefits paid) and fees to independent contractors required in connection therewith; and a management fee payable to a third party or the Lessor for managing the Lands and Building, which management fee in either case shall be limited to $0.60 per square foot of Rentable Area during each year of the initial Term of this Lease and subject to an Increase in the Consumer Price Index during any renewals. Operating Costs shall exclude, or have deducted from them, as the case may be:

          (i) all amounts which otherwise would be included in Operating Costs which are recovered by the Lessor from tenants (other than under sections of their leases comparable to Section 3.2 of this Lease);

          (ii) such of the Operating Costs as are recovered from insurance proceeds, to the extent such recovery represents reimbursements for costs previously included in Operating Costs;

          (iii) interest on debt and capital retirement of debt;

          (iv) ground rent payable by the Lessor to the owner of the Lands under any ground lease of the Lands;

          (v)   gas and hydro costs, except as permitted pursuant to Section
                7.2;

          (vi) the amount allocated from time to time by the Lessor to, and relating to the Lands and Building of, any capital tax payable by the Lessor or the owners of the Lands and Building under any legislation, provincial or federal, imposing taxes on account of capital, calculated as if the Building were the only property of the Lessor or the owners of the Lands and Building;

          (vii) costs of maintaining and repairing structural elements of the Building, costs of all external glazing and costs of correcting construction defects as they relate to the base Building finishes;

          (viii) costs for which the Lessor is reimbursed;

          (ix) any bad debt loss, rent loss, or reserves for bad debts or rent loss;

          (x) costs associated with the operation of the business entity which constitutes the Lessor as the same are distinguished from the costs of operation of the Building, including accounting and legal matters, costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of the Lessor's interest in the Building, costs of any disputes between the Lessor and its employees (if any) not engaged in the Building operation, disputes of Lessor with building management, or fees or costs paid in connection with disputes with other tenants;

          (xi) fines or penalties and interest thereon arising from the acts or omissions of the Lessor or those for whom it is responsible for at law;

          (xii) subject to Section 9.2, any damage or loss resulting from any casualty which the Lessor covenanted to insure against (except to the extent of any deductible);

          (xiii) capital costs which do not materially reduce Operating Costs or which do not improve the operation of the Building in a manner which is of material benefit to either the Lessee or to the Lessee's business. The parties further agree that capital costs are not costs normally incurred for the repair, replacement or maintenance of existing building equipment or systems, but will include replacements resulting in material upgrades to such equipment or systems, and will include the replacement of HVAC systems and the main electrical transformers. For greater certainty, the parties agree that, without limitation, replacement of carpeting and toilets in common areas when needed and to a standard consistent with a Class B professional building, and minor repairs and partial replacement of roof membranes are examples of repair and maintenance rather than capital cost items, but upgrades made to the Building to enable the Lessor to better market the Building are examples of capital cost items not of material benefit to either the Lessee or its business;

          (xiv) subject to Section 14.2, the cost of removing, encapsulating or otherwise abating any Hazardous Substance in or about the Building (except if placed or caused by the Lessee or those for whom the Lessee is responsible at law);

          (xv) legal fees pertaining to leasing issues, space planner's fees, real estate brokers' leasing commissions, lease take-over costs, advertising and marketing expenses and all other leasing expenses;

          (xvi) the wages of an employee for the periods of time that such employee is not devoting his or her time to the Building (allocations of the time pooled employees are permitted); and

          (xvii) all costs associated with repair or maintenance of HVAC equipment, plumbing, electrical equipment and all other utilities servicing all Rentable Areas in the Building other than the Demised Premises;

     (t) "Option Leased Premises" means the premises in the Building and described in Column 1 in Section 2.1 and identified as such on Schedule "A" hereto and leased pursuant to Section 16.2;

     (u) "Possession Date" means, for each of the premises comprising the Demised Premises, the respective date set out in Column 2 in Section
          2.1 for the purpose of planning and constructing the Leasehold Improvements;

     (v) "Proportionate Share" means the proportion, at any given time, that the aggregate Rentable Area of the premises comprising the Demised Premises as at that time is of the aggregate of all Rentable Areas in the Building (aggregating at a minimum 222,739 square feet);

     (w)  "Rent" has the meaning set out in Section 3.4;

     (x) "Rentable Area" means, with respect to the Demised Premises on the first and second floor of the Building, the Usable Area of such premises multiplied by 112% and, with respect to the Demised Premises on the third floor of the Building, the Usable Area of such premises multiplied by 108.4%), except that in the case of the Lessee leasing a full floor in the Building, the Rentable Area of such floor shall be the Usable Area of such floor without a gross up factor;

     (y) "Rentable Areas in the Building" means the aggregate of all rentable areas within the Building, as determined from time to time by the Landlord, acting reasonably, being the aggregate of the Rentable Area of the Demised Premises, the rentable areas of all spaces and premises in the Building serviced by air-conditioning, as defined in the Landlord's other leases and rental contracts with other tenants from time to time, and the rentable area of any vacant space serviced by air-conditioning measured in a comparable manner to such other leases and rental contracts;

     (z) "Sales Taxes" means taxes, value-added taxes, multistage taxes, business transfer taxes and any other similar taxes imposed in respect of the rent payable by the Lessee under this Lease or in respect of the Demised Premises;

     (aa) "Second Expansion Leased Premises" means the premises in the Building and described in Column 1 in Section 2.1 and identified as such on Schedule "A" hereto;

     (bb) "Taxes" means the real property taxes (including local improvement rates), licence fees, assessments, or other charges levied or imposed by any provincial, municipal, school or other authority against the Lands and Buildings or the Demises Premises;

     (cc) "Term" means for each of the premises comprising the Demised Premises, the respective period of time set out in Column 5 in Section 2.1;

     (dd) "Third Expansion Leased Premises" means the premises in the Building and described in Column 1 in Section 2.1 and identified as such on Schedule "A" hereto; and

     (ee) "Usable Area" means, subject to Section 4.7(f), the usable area of the Demised Premises calculated in accordance with the methods of measuring usable areas as described in the Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1-1980 (reaffirmed in 1989), as promulgated by the Building Owners and Managers' Association (BOMA) International.

                           PART 2 - DEMISE AND TERM
                           ------------------------

2.1  Demise and Term
     ---------------

     In consideration of the rents, covenants, conditions and agreements hereinafter reserved and contained on the part of the Lessee to be paid, observed and performed, the Lessor hereby demises and leases unto the Lessee the Demised Premises on the terms and conditions contained herein. To hold the Demised Premises for and during the Term, unless sooner terminated pursuant to the terms of this Lease, commencing on the respective Commencement Date and ending on the Expiry Date, as follows:

     --------------------------------------------------------------------------------------------
                  Column 1            Column 2        Column 3       Column 4      Column 5
                  --------            --------        --------       --------      --------
          Premises/Rentable Area     Possession     Commencement      Expiry         Term
                  (sq. ft.)             Date            Date           Date
     --------------------------------------------------------------------------------------------
     8,572 - 1/st/ floor             January 1,     June 1, 2000     May 31,       7 years
     14,065 - 2/nd/ floor            2000                            2007
     19,504 - 3/rd/ floor
     (the "Initial Leased
     Premises")
     --------------------------------------------------------------------------------------------

     11,238 - 3/rd/ floor            August 1,      December 1,      May 31,       6 years,
     (the "First Expansion Leased    2000           2000             2007          6 months
     Premises")
     --------------------------------------------------------------------------------------------

     12,752 - 3/rd/ floor            April 1, 2001  July 1, 2001     May 31,       5 years,
     (the "Second Expansion                                          2007          11 months
     Leased Premises")
     --------------------------------------------------------------------------------------------

     29,043 - 3/rd/ floor            September 1,   January 1, 2002  May 31,       5 years,
     (the "Third Expansion Leased    2001                            2007          5 months
     Premises")
     --------------------------------------------------------------------------------------------

     14,645 - 3/rd/ floor            September 1,   January 1, 2002  May 31,       5 years,
     (the "Option Leased             2001                            2007          5 months
     Premises")
     --------------------------------------------------------------------------------------------

     Subject to existing encumbrances and utility rights of way (whether registered or unregistered), the Lessor also agrees that the Lessee is entitled to the exclusive use of that exterior area of the

     Lands located adjacent to the first floor of the Building beside the Initial Leased Premises, approximately as outlined in red on the floor plan annexed hereto as Schedule "A", provided that if such area is used for the Lessee's parking, the terms and conditions of Section 7.4 will apply to such parking.

2.2  Readjustment
     ------------

     If the Rentable Area of the Demised Premises was estimated by or on behalf of the Lessor for the purposes of this Lease because the Rentable Area thereof could not be accurately calculated prior to the execution of the Lease, or if the Rentable Area of the Demised Premises changes at any time during the Term, then, when the Rentable Area of the Demises Premises can be accurately calculated and if the estimate previously made was not correct or has changed, the Rentable Area of the Demised Premises shall then be calculated as provided herein and the appropriate adjustments made with respect to Basic Rent payable under this Lease and to the definition of Proportionate Share. Notwithstanding the foregoing, at all times the aggregate of all rentable areas in the Building will, for the purposes of the definition of Proportionate Share, be not less than 222,739 square feet.

                    PART 3 - RENT, TAXES AND OTHER CHARGES
                    --------------------------------------

3.1  Basic Rent
     ----------

     The Lessee covenants and agrees to pay to the Lessor in lawful money of Canada rent in the amount of $12.50 per square foot of Rentable Area of the Demised Premises per annum (the "Basic Rent") from and as of the respective Commencement Dates during the Term.

3.2  Payment of Rent and Additional Rent
     -----------------------------------

     The Lessee shall pay Basic Rent in advance in equal monthly instalments without set-off or deduction on the 1st day of each month during each year of the Term to the Lessor, the first of such payments to be made on the respective Commencement Dates, together with the following:

     (a)  goods and services tax attributable to Basic Rent;

     (b)  the Lessee's Proportionate Share of Operating Costs;

     (c)  the Loan payments pursuant to Section 4.1;

     (d)  payment for the parking stalls pursuant to Section 7.4;

     (e) the monthly rent for the storage and emergency generator rooms pursuant to Section 7.5; and

     (f)  any other Additional Rent.

3.3  Net Lease
     ---------

     It is understood and agreed that this Lease is a completely net lease to the Lessor except as otherwise stated in this Lease. The Lessor is not responsible for any costs, charges or expenses relating to the Demised Premises, their upkeep, use, occupancy, contents, equipment, improvements or the business carried on in them and the Lessee shall be responsible for all such charges, impositions, costs and expenses, except as stated in this Lease.

3.4  Rent
     ----

     It is further understood and agreed that the term "Rent" as used in this Lease shall include all Basic Rent, and all other costs, charges or expenses relating to the Demised Premises or the Lands and Building which are the responsibility of the Lessee hereunder and such other charges, if any, shall be designated as Additional Rent.

3.5  Single Lease
     ------------

     For greater certainty the parties agree that, notwithstanding the respective Commencement Dates for the portions of the Demised Premises, this is a single lease in respect of the Demised Premises. Without limiting the generality of the foregoing, a default by the Lessee in payment of Basic Rent or a breach of any term with respect to a portion of the Demised Premises is a breach of this Lease in respect of all of the Demised Premises and the Lessor may exercise its rights and remedies against the Lessee with respect to all of the Demised Premises.

3.6  Place of Payment
     ----------------

     All payments of Rent shall be paid to the Lessor at the address shown on page 1 or at such other address as the Lessor shall designate in writing.

3.7  Lessee's Payment of Taxes/Sales Taxes
     -------------------------------------

     The Lessee covenants to pay to the Lessor upon written notice from the Lessor, as Additional Rent hereunder, its Proportionate Share of Taxes. The Lessee with the prior written consent of the Lessor, such consent not to be unreasonably withheld or delayed, may, at its own expense, contest any Taxes and appeal any assessments with respect to the Land, Building and the Demised Premises, provided all penalties, interest and other costs arising out of such actions are to be paid for by the Lessee (unless the Lessee is successful and in such event such costs are to be included in Operating Costs).

     The Lessee shall pay Sales Taxes whether they are characterized as a goods and services tax, sales tax, value-added tax, multi-stage tax, business transfer tax or otherwise with the intent that the Lessor be fully indemnified in respect of all Sales Taxes payable or collectible in respect of the Rent payable in respect of this Lease or the Demised Premises. Sales Taxes payable by the Lessee will be calculated by the Lessor in accordance with the applicable legislation.

3.8  Rental for Irregular Periods
     ----------------------------

     If the Term of this Lease expires before the end of any calendar year with respect to which Additional Rent is payable under this Lease, the Lessee shall pay its Proportionate Share of such Additional Rent based upon the number of days of the term of this Lease within such year, and the Lessee shall pay such Additional Rent upon demand, notwithstanding that the term of this Lease may have expired at the time of such demand.

3.9  Estimate of Additional Rent
     ---------------------------

     It is agreed that the Lessor may estimate the amount of Additional Rent for each year and upon notice from the Lessor, the Lessee shall pay the amount so estimated in instalments of such amount or amounts and at such time or times as the Lessor shall determine, including but without limiting the generality of the foregoing, on the 1st day of each and every month of the Term. Within thirty (30) days after determination of the actual amount of the Additional Rent for which the Lessee is responsible, there shall be an appropriate adjustment between the Lessor and the Lessee so that the total amount paid by the Lessee pursuant to this Section in advance or by instalments or otherwise does not exceed the actual amount of Additional Rent for which the Lessee is responsible in respect of the year for which the Lessee made advance or instalment payments. Notwithstanding the foregoing, nothing in this Section 3.9 shall be interpreted to require the Lessee to prepay estimated Taxes more than thirty (30) days prior to the date(s) on which such tax payments are payable to the taxing authority, provided that the Lessee covenants and agrees that a default in paying the estimated Taxes, upon not less than five (5) days' notice from the Lessor, at least thirty (30) days prior to such date(s) provides to the Lessor the same remedies as a default in the payment of Rent. The Lessor shall forward to the Lessee a copy of each statement of the Taxes issued by the City of Vancouver within ten (10) days of receipt.

3.10 Reporting and Audit of Additional Rent
     --------------------------------------

     The Lessor shall deliver to the Lessee within one hundred and twenty (120) days after the end of each fiscal year a written statement setting out in reasonable detail the actual amount of Additional Rent for such fiscal year and the statement shall be audited if requested by the Lessee within one hundred and twenty (120) days of receipt of such statement at the Lessee's expense (unless such audit determines that the Lessor has overcharged the Additional Rent by more than 3%, and in such event, solely at the Lessor's cost) by a certified chartered accountant of the Province of British Columbia. The Lessee, at its option and cost, shall be permitted to review such audited statement with the Lessor's auditor upon providing at least fourteen (14) days' prior notice to the Lessor.

             PART 4 - ACCEPTANCE AND FIXTURING OF DEMISED PREMISES
             -----------------------------------------------------

4.1  Lessee Loan
     -----------

     The Lessor agrees to loan to the Lessee an amount (the "Loan") equal to the cost of the Leasehold Improvements but in any event, the Loan will not exceed $25.00 multiplied by the Rentable Area in square feet of each area comprising the Demised Premises. In the event that the Lessee exercises its option to lease the Option Leased Premises, the Lessor and the Lessee agree that the cumulative Loan payable for the third floor portion of the Demised Premises shall not exceed $25.00 multiplied by the Usable Area in square feet of the entire third floor. The Loan will be advanced to the Lessee in instalments, no more than once per month, and will be paid directly to the Lessee's contractor, subject to the Lessor holding back any applicable builders lien holdback for the statutory period. The instalments will be paid up to the monetary limit of the Loan set out above upon receipt by the Lessor of an invoice from the Lessee accompanied by the Lessee's written authorization to disburse the funds, and provided this Lease has been executed by the Lessee and no liens are filed against title to the Lands pertaining to the Leasehold Improvements. The Lessor agrees that it will pay any applicable goods and services tax ("GST") on any work in respect of which the Loan is advanced at the time of such advance, and the Lessee acknowledges and agrees that the Lessor is solely entitled to the applicable input tax credit in respect of any such GST, and further, that the Lessee covenants and agrees to deliver such input tax credit refund to the Lessor upon receipt, but in any event, the Lessee shall pay the amount of the GST to the Lessor within sixty (60) days of payment by the Lessor. The Loan will bear simple interest of 8.00% per annum on the amount of the Loan advanced from time to time, will be amortized over the initial Term of this Lease as applicable for the part of the Demised Premises for which the Loan is advanced at any time and will be repaid by the Lessee to the Lessor in equal monthly instalments due and payable concurrently with the payment of Basic Rent. The Lessor agrees that the Lessee may prepay the Loan, or any part thereof, at any time during the Term without notice, penalty or bonus. Notwithstanding the foregoing, if this Lease is terminated for any reason whatsoever including, without restricting the generality of the foregoing, pursuant to Section 6.11, or if any of the events in Section 11.2 shall occur, the Loan and all accrued interest shall forthwith become due and shall be paid within sixty (60) days if this Lease is so terminated, or shall be paid immediately if any of the events in Section 11.2 shall occur, as the case may be. The obligation of the Lessee to repay the Loan and all accrued interest shall survive the termination of this Lease.

     In consideration of the Lessor entering into this Lease, the Lessee grants to the Lessor as security for payment of the Loan a continuing and specific security interest in the Leasehold Improvements. The Lessor may, at its option, register or file any necessary statements or documents in accordance with the Personal Property Security legislation of the Province of British Columbia to preserve and to perfect the security interest created in favour of the Lessor in this Lease. The Lessee hereby acknowledges receiving a copy of this Lease and waives all rights to receive from the Lessor a copy of any financing statement, financing change statement or verification statement filed at any time or from time to time in respect of the security interest granted herein.

4.2  Leasehold Improvements
     ----------------------

     The Loan will be advanced to the Lessee for the following items (the "Leasehold Improvements"):

     (a) all Lessee's interior improvements and remodelling, including a new main reception area, open workstation areas, private hard wall offices, conference rooms, coffee/kitchenettes with hot and cold running water with sink, cabinetry, etc., additional hard wall offices and laboratories, signage, telecom and data cabling costs, certain and specific demolition and reconstruction, new carpeting, doors and hardware throughout the Demised Premises, wall coverings, painting, and patching throughout;

     (b)  exterior Building and lobby and floor directory signage;

     (c) any use/occupancy permit, certificate or other formal permission documentation necessary from the City of Vancouver for the Lessee's occupancy; and

     (d) design, architectural, engineering, mechanical, electrical and other miscellaneous working drawings.

4.3  HVAC Inducement
     ---------------

     As an inducement for the Lessee agreeing to execute this Lease, the Lessor shall pay to the Lessee $8.00 (plus applicable goods and services tax) per square foot of the Usable Area leased by the Lessee towards the cost of installing a new HVAC system for the Demised Premises as designed by the Lessee's consultants. Such inducement shall be payable on the applicable Commencement Dates for the Demised Premises. Subject to Section 7.9, the Lessor shall provide the Lessee during the Term and any renewal thereof with exclusive use of, and unrestricted access to, the area within the existing enclosure housing the existing HVAC unit labelled #6, free of Rent, to provide the Lessee with a roof pad for the housing of the Lessee's HVAC equipment. Subject to Section 7.9, the Lessee shall also have the use of, and unrestricted access to, the existing enclosure housing the existing HVAC unit labelled #l in common with the Lessor (who may install a small HVAC unit to serve the balance of the area currently being served by Unit #l not being leased by the Lessee), free of Rent during the Term of this Lease and any renewals thereof. If, as and when existing HVAC units currently serving the third floor of the Building are decommissioned by the Lessor, the Lessor will provide the areas within the enclosures housing those units to the Lessee free of Rent as required for the purpose of housing the Lessee's additional HVAC equipment, provided that if the Lessee, acting reasonably, does not require such enclosure for such purpose, the Lessor may use such enclosure for other purposes. The Lessor confirms that the Lessee may, at its cost, construct an enclosure surrounding the Lessee's HVAC equipment within each of the areas provided for the Lessee's use pursuant to this Section. The Lessee will have unrestricted access at all times to its HVAC equipment. The Lessor will be solely responsible on a non pass-through basis for any required modifications to existing HVAC units serving, or installing any new HVAC units required to serve, other tenants in the Building.

4.4  Early Occupation by Lessee
     --------------------------

     Subject to Force Majeure, the Lessee shall be entitled to have access to the Demised Premises for the purpose of planning and constructing its Leasehold Improvements on the applicable Possession Dates. During any period prior to a Commencement Date (being the fixturing period from the Possession Date to a Commencement Date) in which the Lessee is permitted to have occupancy of premises forming part of the Demised Premises, whether exclusively or in common with the Lessor, its contractors, sub-contractors or employees, and with respect to such premises, the Lessee shall be bound by all the provisions of this Lease other than those requiring payment of Rent. If a Possession Date is delayed as a result of Force Majeure, the applicable Commencement Date will be extended by a period equivalent to any period of delay.

4.5  As Is/Lessee's Alterations
     --------------------------

     The Lessee confirms that it is leasing the Demised Premises on an "as is" basis with the exception of Lessor's Repairs/Work. Any alterations the Lessee wishes to carry out to the Demised Premises shall comply with the terms of this Lease and the Lessee shall obtain any applicable approvals from the City of Vancouver and of the Lessor's architects, mechanical, electrical and structural consultants, at the Lessee's cost. The Lessee agrees to review all building permit applications with the Lessor or Lessor's consultants prior to submittal of same to the City of Vancouver, and to amend said permits as reasonably required by the Lessor to ensure that only expenditures which must be listed are included in the application, which applications the Lessor agrees to review without delay. The Lessee will prepare and submit to the Lessor for the Lessor's written approval, such approval not to be unreasonably withheld or delayed, all plans and specifications for the proposed Lessee's work and fixturing for the Demised Premises. The Lessor acknowledges that the Lessee's alterations will result in building code upgrades being required to the Building for which the Lessor will be solely responsible, and agrees that the extent, type or cost of such upgrades will not be reason for the Lessor to object to any alterations proposed by the Lessee (i.e. the Leasehold Improvements are anticipated to be comparable to the Lessee's improvements at 840 Cambie Street, and to include one internal stairwell connecting the first floor, second floor and third floor of the Building and a data systems centre).

4.6  Restriction on Construction Times
     ---------------------------------

     The Lessee acknowledges that there are approximately thirty (30) days, inclusive of weekends, throughout the calendar year wherein other Building tenants conduct intensive selling shows that are crucial to their financial success. Upon being advised of those dates in writing by the Lessor at the beginning of each calendar year, the Lessee, acting reasonably, agrees to schedule such improvement work so as to avoid disruptive construction noise and disturbance to other Building tenants, it being agreed that construction noise after 5:00 p.m. on said days shall be acceptable. If requested by the Lessee, acting reasonably, the Lessor agrees that if the Lessee is unable to work on its Leasehold Improvements during any part of a fixturing period as a result of this obligation to accommodate other Building tenants the Commencement Dates will be extended by a period equivalent to any period of delay.

4.7  Lessor's Repairs/Work
     ---------------------

     The Lessor shall, at its cost, provide only those repairs and improvements detailed as follows, unless otherwise provided in this Lease:

     (a)  Electrical Service. As per Schedule "C" to this Lease except that two
          ------------------
          electrical rooms and a 120/208V distribution centre are to be provided by the Lessor within the Demised Premises, size and location of the electrical rooms and distribution centre are to be determined by the Lessee and approved by the Lessor, such approval not to be unreasonably withheld or delayed;

     (b)  Lighting. As per Schedule "C" to this Lease;
          --------

     (c) Location for Lessee's Emergency Power Equipment. As per Schedule "C" to this Lease;

     (d)  Demolition. Demolition including removal of all interior partitions to
          ----------
          underside of structure and the removal of resilient and carpet flooring. Existing t-bar ceiling and lighting is to remain unless its removal is requested by the Lessee on or before November 27, 1999 provided that with respect to the 3/rd/ floor the Lessee has first provided a ceiling plan to the Lessor and the Lessor, acting reasonably, has approved such plan;

     (e)  Windows. Twelve (12) linear feet by five (5) feet of exterior window
          -------
          in each full exterior bay, with the exception of where exterior wall washrooms are located, the two (2) bays on the second floor fronting on Mainland Street, and where stairwells or other impediments makes the installation of exterior windows impractical. All existing windows will be replaced with new windows measuring twelve (12) linear feet by five

          (5) feet (the existing windows are twelve (12) feet by approximately three (3) feet). Building compatible standard window coverings throughout (which are to be venetian blinds, colour and type to be selected by the Lessee) are to be provided for all exterior windows;

    (f)   Demising. Construction of demising walls to the underside of the slab
          --------
          (reusing and adding to existing insulated walls where possible). Notwithstanding the foregoing, at the option of the Lessor the Lessor may elect to construct new walls between the Demised Premises and other Building leasable areas consisting of steel studs placed adjacent to existing demising walls finished with taped and sanded drywall to the underside of the slab on the Demised Premises' side of the said new wall. The Lessee acknowledges that the said new walls are of material benefit to the Lessee and agrees that, notwithstanding the specifications for the Usable Area measurement, the Demised Premises shall be measured from the middle of the existing walls between the Demised Premises and other rentable areas in the Building;

    (g) The Lessor appreciates that installing new exterior windows and enlarging existing exterior windows negatively affects the seismic performance of the Building, and that any exterior stiffness removed must be replaced. Accordingly, the Lessor has designed a system whereby the exterior stiffness is replaced on the exterior wall without the requirement for any interior bracing or sheer walls.

    All of the work described above shall be completed by the Lessor to a building standard consistent with a Class B professional office building and shall encompass the specific reasonable requirements of the Lessee. Prior to November 30, 1999 for the Initial Leased Premises and thereafter prior to the Possession Dates for the First, Second and Third Expansion Leased Premises, the Lessee and Lessor will each, acting reasonably, prepare, approve and commit to a schedule of dates by which the Lessor's Repairs/Work must be completed, subject to Force Majeure. The Lessee acknowledges that performance of certain elements of the Lessor's Repairs/Work are contingent upon the Lessee first providing plans or specifications or completing certain tenant improvements, and that delays in completing the Lessor's Repairs/Work as a result of the Lessee not providing said plans or specifications or performing said tenant improvements shall not constitute a breach of this provision by the Lessor and shall extend each of the said dates accordingly. The Lessee and the Lessor agree that contractors for each of the Lessee and the Lessor may undertake work within the Demised Premises concurrently. Subject to the Lessee not causing delays as set out herein, the Lessor acknowledges that its failure to complete the Lessor's Repairs/Work in accordance with the approved schedule of dates for the Initial Leased Premises may cost the Lessee additional rent at its present or alternative premises, and accordingly the Lessor agrees to indemnify the Lessee for any base rent and additional rent which are incurred by the Lessee as a direct consequence of the Lessor's failure to complete the Lessor's Repairs/Work as scheduled. The Lessor also agrees that the Commencement Date for any portion of the Demised Premises not completed as scheduled will be deferred for a period of time equivalent to the period of delay.

4.8 Cash Inducement in Lieu of Lessor's Repairs/Work
    ------------------------------------------------

    The Lessor agrees that the Lessee may elect by notice in writing to the Lessor on or before October 27, 1999 to receive a cash payment in lieu of the Lessor completing any part of the Lessor's Repairs/Work, such payment to be in an amount to be mutually agreed upon between the Lessor and the Lessee, each acting reasonably. Any such payment is to be paid by the

     Lessor to the Lessee's contractor (subject to the Lessor holding back the appropriate lien holdback amounts) no more than once per month upon receipt of an invoice from the Lessee accompanied by the Lessee's written authorization to disburse the funds up to the monetary limits established with respect to such inducement, and provided the Lessee has executed this Lease and no liens are filed against title to the Lands pertaining to the Leasehold Improvements. The Lessor's obligation to complete such part of the Lessor's Repairs/Work which is attributable to the cash payment will be satisfied by such payment being received by the Lessee. The Lessee acknowledges that the Lessor will be solely entitled to the applicable input tax credit in respect of such payments in the same manner as set out in Section 4.1.

4.9  Allowances for Leasehold Improvements
     -------------------------------------

     The Lessor agrees to provide to the Lessee the following allowances which are to be paid to the Lessee on or before the earlier of June 1, 2000 or the date the costs have been incurred for the following work (as evidenced by invoices), provided this Lease has been executed by the Lessee and no liens are registered against title to the Lands pertaining to the Leasehold
     Improvements:

     (a) the sum of $32,000.00 (plus GST) to be applied by the Lessee to upgrade four washrooms located within the Initial Leased Premises; and

     (b) the sum of $37,500.00 (plus GST) to be applied by the Lessee to construct a corporate entrance for the Demised Premises.

     The Lessee acknowledges that the Lessor will be solely entitled to the applicable input tax credit in respect of such payments in the same manner as set out in Section 4.1.

                         PART 5 - CONDUCT OF BUSINESS
                         ----------------------------

5.1  Permitted Use
     -------------

     The Lessee shall not use or permit the Demised Premises or any part thereof to be used for any purpose other than for general administrative and field support office use associated with any software and computer engineering or development company, or any other legally permitted use compatible with office buildings of comparable quality and approved in writing by the Lessor, such approval not to be unreasonably withheld or delayed. It is agreed that it shall not be unreasonable for the Lessor to withhold approval of a use which in the Lessor's reasonable opinion is not compatible with a professional office building.

5.2  Waste and Nuisance
     ------------------

     The Lessee shall not commit or suffer to be committed any waste upon the Demised Premises or any nuisance in or on the Demised Premises. The Lessee agrees that the Lessor may determine, acting reasonably, if any such state or condition exists. The Lessor acknowledges and agrees that the Lessee shall have the right to maintain a kitchen in the Demised Premises. The Lessee shall take all necessary steps to ensure that no odours escape from the Demised Premises into any other areas of the Building, including other tenants' premises.

5.3  Tidy Condition/Compliance With Laws
     -----------------------------------

     The Lessee, at the end of each business day, shall leave the Demised Premises in a clean and tidy condition and shall be responsible for all janitorial services within the Demised Premises. The Lessee shall comply with all provisions of law governing the conduct of their business and their use of the Demised Premises including, without limitation, federal, provincial and/or municipal regulations which relate to the partitioning, equipment operation and use of the Demised Premises, and the making of any repairs, replacements, alterations or changes to the Demised Premises, and shall comply with all police, fire and sanitary regulations imposed by any duly constituted authority or regulations made by the Lessor or fire insurance underwriters, and shall observe and obey all governmental and municipal regulations and other requirements governing the conduct of any business conducted in or upon the Demised Premises, provided such compliance, observation or abeyance is made necessary by an act or omission of the Lessee or by those for whom the Lessee is responsible at law, or by the nature of the Lessee's business or by the manner in which the Lessee conducts its business.

5.4  Environment Warranty - Lessee
     -----------------------------

     The Lessee represents and warrants that to its knowledge it does not utilize any Hazardous Substances in its operations and the Lessee covenants, warrants and agrees with the Lessor that it will not bring Hazardous Substances onto the Demised Premises. The Lessee further covenants and agrees to indemnify the Lessor and its directors, officers, employees, agents, successors, and assigns from any and all liabilities, actions, damages, claims, remediation cost recovery claims, losses, costs, orders, fines, penalties, and expenses whatsoever (including all legal and consultants' fees and expenses and the cost of remediation of the Demised Premises and any adjacent property) arising from or in connection with:

     (a) any breach of or non-compliance with the provisions of this Section by the Lessee; or

     (b) the release of any Hazardous Substances at or from the Demised Premises related to or as a result of the use and occupation of the Demised Premises or any act or omission of the Lessee or any person for whom it is in law responsible.

     The obligations of the Lessee under this Section shall not survive the expiry or earlier termination of this Lease.

5.5  Signs
     -----

     The Lessee may install exterior Building signage and lobby and floor directory signage of a kind and size, and affixed or installed in a manner approved in writing by the Lessor (such approval not to be unreasonably withheld or delayed) and subject to the prior approval of the City of Vancouver where required.

5.6  Payment of Lessee's Expenses
     ----------------------------

     The Lessee shall pay promptly all business taxes, license fees, charges, telephone, garbage and utilities bills, taxes, sales taxes, value added taxes, duties and assessments now charged or to be charged in respect of the Lessee, the Basic Rent, Additional Rent, the business carried on by the Lessee and/or any installation made in or upon or any alteration or improvements made in or to or any moveable property brought on the Demised Premises and in particular fixtures, machinery and similar things of a commercial or industrial undertaking and to reimburse the

    Lessor to the extent and on account of any increase by way of insurance rate, taxes or rates levied by any municipal, public or governmental authority payable by the Lessor (other than Taxes which are governed by Section 3.7) if such increase is the direct or indirect result of anything done or omitted by the Lessee contrary to the provisions and covenants contained herein, or that is a result of any installation, alteration or improvement made in or upon the Demised Premises by the Lessee or any assignee, sub-lessee, invitee or licensee of the Lessee.

                          PART 6 - REPAIRS
                          ----------------

6.1 No Obligation to Repair/Replace
    -------------------------------

    The Lessor shall be under no obligation to repair, maintain or replace the Lessee's installations, HVAC systems servicing the Demised Premises, alterations, additions, partitions and fixtures or anything in the nature of a leasehold improvement made or installed by or on behalf of the Lessee.

6.2 Repairs by Lessee
    -----------------

    The Lessee shall repair and maintain the Demised Premises, and, without limitation, the HVAC equipment, plumbing, electrical equipment and all other utilities and facilities servicing the Demised Premises as would a careful owner, including glass, locks and doors of the Demised Premises and shall leave the Demised Premises in good repair, including interior painting if such painting is required because of damage done by the Lessee to the Demised Premises, reasonable wear and tear excepted. The Lessee shall permit the Lessor to enter during normal business hours (except in the case of emergency, in which case the Lessor may enter at any time without notice) to view the state of repair and the Lessee shall repair according to notice in writing; PROVIDED HOWEVER, damage by fire, lightning and tempest and other casualty against which the Lessor is insured and structural repairs to the Building, including the roof and outside walls thereof, are expressly excepted from this covenant of the Lessee to repair. Except as otherwise provided for in this Lease, it is agreed by and between the parties hereto that mechanical, electrical, plumbing and other repairs to the base systems and structure of the Building shall be carried out by the Lessor and not by the Lessee, save and except for damage done or caused by the Lessee or its agents, contractors, employees, licensees or invitees and save and except for damage from improper installation of fixtures installed by or on behalf of the Lessee.

6.3 Damage by Lessee
    ----------------

    If the Demised Premises or any part of the Building shall be damaged or destroyed through negligence, carelessness or misuse by the Lessee, its servants, agents, employees, invitees or anyone permitted by it to be in the Demised Premises, all costs and expenses of the necessary repairs, cleaning, replacements or alterations resulting therefrom shall be borne by the Lessee, and shall be paid by the Lessee to the Lessor forthwith on demand as Additional Rent.

6.4 Building Compliance/Ordered Upgrades
    ------------------------------------

    The Lessee acknowledges that the condition of the Building is currently designated as "Legal, Non-Conforming" by the City of Vancouver. Any upgrades to the Demised Premises and/or Building including building systems ordered by the City of Vancouver as a result of the Lessor's Repairs/Work or the Leasehold Improvements that have received prior approval by the

     Lessor, or any other regulatory body having jurisdiction over the Building, during the Term or any renewal thereof shall be at the sole cost and expense of the Lessor. The Lessor agrees that in the event the Lessor is required by the City or other governmental authority to complete upgrades to the Building and such work materially disrupts the Lessee's operations, Rent will abate for such period of time and with respect to such portion of the Demised Premises as are affected by such disruption.

6.5  Alterations
     -----------

     The Lessee shall not cause or permit to be caused any waste or damage, disfiguration or injury to the Demised Premises or the Building or the fixtures and equipment thereof or cause or permit to be caused any overloading of electrical or other systems of the Building or the floors thereof; and not place therein any safe, heavy business machine, or other heavy thing, without first obtaining the express consent in writing of the Lessor. The Lessee shall not make or permit to be made any alterations, additions or improvements to the Demised Premises or the Building systems or any part thereof without first obtaining the prior express consent in writing of the Lessor, and without using contractors or other qualified workmen first designated or approved by the Lessor in writing, such consent not to be unreasonably withheld or delayed. Notwithstanding the foregoing, the Lessee shall be entitled to make any non-material alterations, installations or renovations to the Demised Premises without the consent of the Lessor provided the Lessee gives written notice to the Lessor that such work will be performed.

6.6  Increase in Insurance
     ---------------------

     The Lessee shall pay to the Lessor the amount of the increase for any insurance coverage to the extent that such increase is directly attributable to any action by the Lessee under this Lease, and the Lessee covenants that such insurance shall not thereby be made liable to avoidance or cancellation by the insurer by reason of such alterations, additions or improvements.

6.7  Plans and Specifications
     ------------------------

     The Lessee when requesting the Lessor's consent to said alterations, additions or improvements, shall submit to the Lessor five (5) copies of all plans and specifications for said alterations, additions or improvements. Such plans and specifications shall include but not be limited to details of architectural, electrical, mechanical, heating, ventilating and air conditioning and plumbing work and such other items and information as the Lessor may reasonably require, all as drawn to scale. Plans and specifications shall include dimensions, materials and colour and texture specifications and colour chips where appropriate. All reasonable costs, expenses and fees of the Lessor incurred in respect to such work shall be paid as Additional Rent by the Lessee on demand.

6.8  Non-Compliance
     --------------

     In the event that the Lessor determines that any alterations, additions or improvements made to the Demised Premises or the Building systems serving the Demised Premises do not comply with all applicable statutes, regulations or by-laws of any municipal, provincial or other governmental authority, and the Lessee, after receipt of notice from the Lessor, does not rectify such non-compliance with due diligence, then the Lessor's designated contractors may, at the Lessor's option, rectify or repair said deficiency which shall be at the Lessee's sole cost and expense, the same to be paid as Additional Rent by the Lessee to the Lessor upon demand.

6.9  Lessor's Property/Fixtures
     --------------------------

     At the expiration of the Term and any renewal, or the earlier determination of this Lease, all alterations, additions, floor coverings, light fixtures and improvements made to or installed upon or in the Demised Premises (including, without limitation, the Leasehold Improvements) and which in any manner are attached in, to, on or under the floors, walls or ceilings shall remain upon and be surrendered and automatically transferred to the Lessor with the Demised Premises as a part thereof, without disturbance, molestation or injury and shall be and become the absolute property of the Lessor without any payment or indemnity by the Lessor to the Lessee, except that the Lessee will have the right, but not the obligation, to remove:

     (a) the emergency generator and the uninterrupted power supply backup system installed by the Lessee, provided the Lessee repairs at its cost all damage caused by such removal; and

     (b) any trade fixtures which were approved by the Lessor and installed upon or in the Demised Premises, by either the Lessor or the Lessee, in which event the Lessee covenants and agrees to make good any damage or injury caused to the Demised Premises resulting from such removal.

6.10 No Liens
     --------

     The Lessee shall not permit, do, or cause anything to be done to the Lands and Building or the Demised Premises which would allow any lien, lis pendens, judgment or certificate of any Court to be imposed or to remain upon the Demised Premises, its contents, or the Lands and Building. In the event of the registration of any such lien, the Lessee shall at its own expense immediately cause the same to be discharged.

6.11 Destruction of Demised Premises
     -------------------------------

     In the event that the Demised Premises or the Building or any part thereof shall, at any time during the Term, be destroyed or damaged by fire, lightning, tempest, explosion, act of God or the Queen's enemies, so as to render the Demised Premises unfit for the purposes of the Lessee, then the Rent hereby reserved, or a proportionate part thereof, according to the nature and extent of the destruction or damage sustained, shall abate, such suspension in the case of destruction or damage to be until the Demised Premises have been rebuilt and made fit for the Lessee's repair or replacement of its fixtures and improvements; provided that either the Lessor or the Lessee shall have the option, in the event the Building or a substantial part thereof being substantially destroyed or damaged such that the Building or any part thereof cannot be repaired within one hundred eighty (180) days of the commencement of repair and rebuilding as determined by the Lessor's architect, acting reasonably, such determination to be made and communicated to each of the Lessor and the Lessee within sixty (60) days after such destruction or damage occurring to terminate this Lease on giving to the other party within thirty (30) days after receipt of such architect's determination notice in writing of its intention to so terminate this Lease, and thereupon Rent and any other payments for which the Lessee is liable under this Lease shall be apportioned to a date being sixty (60) days after such notice is given, and the Lessee shall on such latter date immediately deliver up vacant possession of the Demised Premises to the Lessor together with repayment of the Loan and all accrued interest. If such option is not exercised, the Lessor shall diligently rebuild the Demised Premises to the extent of its obligations as described in this Lease (provided that the Lessor shall not be obligated to provide any loans, allowances or inducements to the Lessee) and the Lessee shall erect and install the Leasehold Improvements.


                        PART 7 - COMMON AREAS/SERVICES
                        ------------------------------

7.1  Control of Common Areas and Facilities
     --------------------------------------

     The Lessor shall at all times have the right of control over the common areas and common facilities of the Lands and Building and sidewalks adjacent to the Lands. Such control includes control of security, deliveries, contractors present in the Building, signs, traffic control, access, the hours of operation and the use made by the Lessee and/or the public of such common areas and common facilities.

7.2  Building Services
     -----------------

     Subject to Force Majeure, the Lessor agrees, in addition to other common area services, to provide the Lessee with access to lighting, electrical, elevator usage (i.e. elevator closest to Cambie Street) parking and HVAC seven (7) days a week twenty-four (24) hours per day. As required, the Lessee may install, at its sole cost, a card access security system for the doors within the Building servicing solely the Demised Premises. The Lessee may also install, at its sole cost, security cameras within the common areas in the Building. Wherever reasonably practical, electrical costs for the Demised Premises will be metered by the Lessor, at the sole cost of the Lessor, and the full amount of said costs, including Sales Taxes, charged directly to the Lessee as Additional Rent based upon the BC Hydro Schedule 1220 for Commercial Accounts (or comparable replacements thereof if said schedule is discontinued or modified by BC Hydro or a successor provider of electrical utilities). The Lessee agrees to pay its share of hydro used by or benefiting the Lessee that is not directly metered, as estimated by the Lessor acting reasonably, as an Operating Cost. The Lessee shall also reimburse the Lessor, based upon the rates charged to the Lessor for said utilities from time to time, for the Lessee's natural gas and excessive water consumption, it being agreed that installation of an open loop water based air-conditioning system by the Lessee shall constitute excessive water consumption and a closed loop water based air-conditioning system shall not constitute excessive water consumption.

7.3  Building Alarm
     --------------

     The Lessee acknowledges that the Lessor currently alarms the Building with perimeter protection and motion detector protection between approximately 11:45 p.m. and 7:00 a.m. daily. The Lessee agrees to use best efforts in preventing its employees and invitees from entering the Building common hallways during these alarm activation hours, and agrees to reimburse the Lessor for the Lessor's direct costs resulting from alarms caused by the Lessee, the Lessee's employees and the Lessee's invitees. The Lessor and the Lessee agree to work together to disengage alarms in areas of the Building which will be frequented by the Lessee to accommodate the Lessee's reasonable working requirements.

7.4  Parking
     -------

     Subject to the second paragraph of this Section 7.4, the Lessee shall have the right to rent random or reserved, as determined by the Lessor, in its sole discretion, parking stalls in the Building based upon a ratio of one
     (1) stall per 1,000 square feet of Rentable Area of the

     Demised Premises throughout the Term and any renewals thereof. The rental rates for the parking stalls is subject to adjustment to comparable parking rates in the area and are currently $60.00 per month (plus Sales Taxes) for random parking stalls and $70.00 per month (plus Sales Taxes) for reserved parking stalls. Further, the Lessee shall have the exclusive right to the parking adjacent to the southerly asphalt parking area adjacent to the second floor of the Building, including the parking on the ramp leading down to the said parking area, which parking area shall be included in the foregoing parking ratio. No later than sixty (60) days prior to the Commencement Date of each area comprising the Demised Premises the Lessor shall notify the Lessee in writing of the respective number of random and reserved parking stalls allocated for its use and that the Lessee has fifteen (15) days from receipt of such notice to respond. The Lessee shall advise the Lessor, in writing, of the number of stalls it elects to take within fifteen (15) days of receipt of such notice.

     It is agreed that the Lessee shall have the right to cancel any or all of said parking stalls upon not less that thirty (30) days' written notice. Should the Lessee wish to reinstate the use of any parking stalls, it shall provide the Lessor with three (3) months' notice in writing.

     It is further agreed that in the event that the Lessor deems it necessary to carry out maintenance work to the roof area of the Building the Lessor shall have the right to temporarily suspend the Lessee's parking privileges for affected parking stalls during the period reasonably required for said work, it being understood that the parking rates for such affected parking stalls shall abate for a corresponding period.

7.5  Storage and Emergency Generator Rooms
     -------------------------------------

     The Lessor will provide 1,000 to 1,400 square feet of storage premises in the Building for the Term of this Lease and any renewals thereof if required by the Lessee. Said storage premises may be relocated by the Lessor in its sole discretion, acting reasonably, to space of comparable size and with comparable improvements, at its cost, from time to time throughout the Term or any renewal thereof upon not less than thirty (30) days' written notice to the Lessee. In addition to the storage premises, the Lessor will provide an area of approximately 625 square feet adjacent to the first floor exterior wall of the Demised Premises for the Lessee's emergency generator for the Term of this Lease and any renewals thereof. The Lessee agrees to pay monthly rent for said storage space and emergency generator space based upon $8.00 gross per square foot per annum during the Term, and at market rates for storage space in the Building during any renewals of this Lease. The Lessee will have unrestricted access at all times to its emergency generator. Any disputes as to the market rate for such spaces will be resolved in the manner set out in Section 15.4. The parties agreed that the provisions of Sections 4.1, 4.3, 4.4, 4.7 and 7.4 and Schedule "C", shall not apply to said storage premises or emergency generator rooms.

7.6  Refuse and Deliveries
     ---------------------

     The Lessee shall not place or leave or permit to be placed or left in or upon any part of the Lands and Building any debris or refuse except as allowed by the Lessor at specific times for refuse, deposit and pick-up in areas indicated by the Lessor. In addition, all deliveries for the Lessee shall be in such areas designated by the Lessor for that purpose.

7.7  Directory Board
     ---------------

     The Lessee shall be entitled to have its name shown upon the directory board of the Building, but the Lessor shall in its sole discretion design the style of such identification and allocate the space on the directory board for each tenant of the Building.

7.8  Satellite and Communications
     ----------------------------

     Subject to the Lessee obtaining at its cost all required regulatory and governmental approvals, the Lessor shall permit the Lessee to place satellite transmission or receiving or other communication equipment related to the conduct of its business on the roof of the Building covering an aggregate area of not greater than 150 square feet at any time during the Term of this Lease or any renewals thereof, at the Lessee's cost. The Lessor shall not charge rent of any kind or nature for such use by the Lessee, provided further that the Lessor shall approve the location of such equipment prior to installation of same, such approvals not to be unreasonably withheld or delayed, and the Lessor, acting reasonably may relocate such equipment from time to time at the Lessor's cost. Any direct increase in Operating Costs for the Building attributable to maintenance and use of this equipment will be paid for entirely by the Lessee as Additional Rent.

     Notwithstanding the foregoing, it is agreed that said communication equipment shall not be placed in any areas which limit or restrict parking or vehicular movement on the roof of the Building. In the event that the Lessor elects to perform repair or maintenance work in a roof area covered or impacted by said communication equipment, the Lessee agrees, upon not less than fourteen (14) days' written notice, to temporarily relocate said equipment at its cost.

     The Lessee shall have 24 hour access to telecommunications centres within the Building other than those rented to other parties on an exclusive basis, it being understood that during periods when the Building is alarmed the Lessee shall employ, at the Lessee's cost, the Lessor's alarm response company to access the telecommunication centres. The Lessor will facilitate the Lessee getting additional telecommunications carriers into the Building. The Lessee shall be permitted to route communications cabling and such wiring and ducting as may be required for its emergency generator and communications equipment throughout the common areas of the Building between their various spaces or through premises leased by other tenants (to the extent required, the Lessee acting reasonably, and to the extent the Lessor can accommodate, acting reasonably), provided that the Lessee does so with as little disruption to other Building occupants as reasonably possible and is liable for any damage to the Building or any portion thereof as a result of said cabling.

7.9  Bicycle Storage
     ---------------

     The Lessor agrees to provide to the Lessee, free of charge, sufficient parking stalls (anticipated to be two or three) to accommodate up to forty
     (40) bicycles during the Term of this Lease and any renewal thereof. At the Lessor's cost, the Lessor will cover the parking stalls, install bike racks, secure the stalls with fencing and install a locking device permitting access to only authorized personnel of the Lessee provided that the Lessor shall not have any liability for any theft or damage to any bikes in the bicycle storage area unless such theft or damage results from the negligence or wrongful act of the Lessor or those for whom, in law, the Lessor is responsible. It is agreed that the provisions of Sections 4.1, 4.3, 4.4, 4.7 and 7.4 and Schedule "C", hereof shall not apply to said bicycle storage area. In the event that the existing HVAC enclosure housing HVAC unit #l or HVAC unit #6 is not required by either the Lessee (in the sole opinion of the Lessee, acting reasonably) or the Lessor for new HVAC equipment, the Lessee's bicycle storage area may alternatively be located within the said enclosure provided it is first modified by the Lessor as required herein. Notwithstanding the foregoing, it is agreed that said bicycle storage area may be relocated by the Lessor, at its cost, from time to time throughout the Term and any renewal thereof to an alternative area within or adjacent to the Building.

7.10 Floor Loading
     -------------

     The Lessor hereby represents and warrants that the floor loading capacity of the first floor of the Building is at least 100 lbs. per square foot, live load, and the floor loading capacity of the second floor of the Building is at least 150 lbs. per square foot, live load, and the floor loading capacity of the third floor of the Building is at least 50 lbs. per square foot, live load.


                      PART 8 - ASSIGNMENT AND SUBLETTING
                      ----------------------------------

8.1  Assignment
     ----------

     The Lessee agrees not to assign this Lease or any interest herein, or sublet, license, transfer or part with possession of the Demised Premises or any part thereof (collectively called an "Assignment") without first obtaining the prior express consent in writing of the Lessor, which consent shall not be unreasonably withheld or delayed, provided in all cases the Lessee's covenant remains on this Lease. In requesting the Lessor's consent, the Lessee shall give the Lessor no less than thirty (30) days' written notice of the terms of any contemplated Assignment, which notice shall specify the name and address of the proposed sublessee, assignee or licensee with such financial statements, credit, character and other references and information (including the type of business proposed to be conducted and carried out on the Demised Premises) as the Lessor may reasonably require. In the event that the Lessor should consent to any such Assignment, the Lessor shall nevertheless, and does hereby reserve its right to approve any further Assignment, and may require, as a condition of the Lessor giving its consent, that the assignee, sublessee, licensee or person taking possession covenant directly with the Lessor to observe and perform the Lessee's obligations contained in this Lease. The acceptance of Rent from or the performance of any obligation hereunder by a person other than the Lessee shall not be construed, in the absence of the prior express consent in writing of the Lessor, as an admission by the Lessor that such person has any right to or interest in the Demised Premises. Except with the express written consent of the Lessor, no permitted Assignment shall release the Lessee or the Indemnifier of their obligations hereunder. The Lessee shall pay to the Lessor as Additional Rent the reasonable costs and fees of the Lessor associated with any such request for an Assignment.

8.2  Reorganization, Change in Ownership or Use by Affiliate
     -------------------------------------------------------

     The Lessor agrees that a reorganization, merger, sale, partnership change or other change in ownership interest of the Lessee shall not be deemed to be an Assignment within the meaning of Section 8.1, for which the Lessee must obtain the prior consent in writing of the Lessor. It is further agreed that the use by, or the subleasing to any subsidiary, affiliate or successor of the Lessee shall not be deemed an Assignment under Section 8.1.

                              PART 9 - INSURANCE
                              ------------------

9.1  Lessee to Insure
     ----------------

     The Lessee will take out and keep in force during the Term of this Lease all perils replacement cost insurance for the Lessee's HVAC system for the Demised Premises and the Leasehold Improvements, and public liability and tenant's legal liability insurance all in amounts and with policies and forms satisfactory from time to time to the Lessor (but in any event not less than $3,000,000.00 inclusive limits) each with insurers and upon terms acceptable to the Lessor. Each such policy shall name the Lessor as an additional insured as its interest may appear and shall provide that the insurer shall not have any right of subrogation against the Lessor on account of any loss or damage covered by such insurance or on account of payments made to discharge claims against or liabilities of the Lessor, by such insurance. The cost of premium for each and every such insurance policy shall be paid by the Lessee. The Lessee shall obtain from the insurers under such policies undertakings to notify the Lessor in writing at least ten (10) days prior to any cancellation thereof or any material change therein. The Lessee agrees at the request of the Lessor to forthwith provide the Lessor with written evidence of the existence of the insurance policies described herein. The Lessee shall not do or omit or permit to be done or omitted upon the Demised Premises anything which shall cause the rate of insurance upon the Building to be increased and the Lessee shall comply with any and all requirements pertaining to the Demised Premises of any insurance organization or company necessary for the maintenance of reasonable fire and other insurance covering the Demised Premises or the Building.

9.2  Lessor to Insure
     ----------------

     The Lessor shall throughout the Term carry:

     (a) insurance on the Building (excluding the foundations and excavations) and the machinery, boilers and equipment in or servicing the Building and owned by the Lessor or the owners of the Building (excluding any property which the Lessee and other tenants are obliged to insure under Section 9.1 or similar sections of their respective leases) against damage by fire and extended perils coverage;

     (b) public liability and property damage insurance with respect to the Lessor's operations in the Building; and

     (c) such other form or forms of insurance as the Lessor reasonably considers advisable. Such insurance shall be in such reasonable amounts and with such reasonable deductibles as would be carried by a prudent owner of a reasonably similar building, having regard to size, age and location. Notwithstanding any other provision of this Lease, the Lessor's insurance shall contain a waiver of subrogation by the insurers against the Lessee and its subtenants to the extent such waiver is commercially available.

     The Lessor, acting reasonably, shall have the right to determine that if insurance premiums for the Building shall increase materially in the sole opinion of the Lessor, acting reasonably, as a consequence of a claim being made pursuant to such insurance (provided that this clause shall not apply to claims pursuant to any public liability insurance), and in the event the Lessor so determines, then the Lessor may forego filing or pursuing an insured claim and the costs of remedying such claim shall form part of the Operating Costs.


                PART 10 - EXCLUSION OF LIABILITY AND INDEMNITY
                ----------------------------------------------

10.1 Lessee's Indemnity
     ------------------

     The Lessee shall indemnify and save harmless the Lessor from and against any and all claims of any kind whatsoever arising out of the Lessee's use of or presence in the Demised Premises, including without limiting the generality of the foregoing, all claims for personal injury, sickness or death or property damage suffered by the Lessor or by any other tenant of the Lands and Building arising out of the use of or presence in the Demised Premises or the Building or arising out of the conduct of any work or through any act or omission of the Lessee or any assignee, subtenant, agent, contractor, servant, employee, invitee or licensee of the Lessee or by reason of any breach of a term of this Lease by the Lessee and, against and from all costs, counsel fees, expenses and liabilities incurred in or resulting from any claim, action or proceeding brought thereon, unless such claim is caused by the Lessor or those for whom the Lessor is, at law, responsible. This indemnity shall survive the expiration of this Lease.

10.2 Lessor's Indemnity
     ------------------

     Notwithstanding any other provision of this Lease, the Lessor shall indemnify the Lessee and save it harmless from all direct loss (excluding economic or consequential loss), claims, actions, damages, liability and expense in connection with loss of life, personal injury, damage to property or any other loss or injury whatsoever arising out of the negligence of the Lessor, or any breach of the Lessor's obligations under this Lease, or occasioned wholly or in part by any negligent act or omission of the Lessor or any one for whom the Lessor is responsible at law, except where expressly authorized by any other provision of this lease. If the Lessee shall, without fault on its part, be made a party to any litigation commenced by or against the Lessor, then the Lessor shall protect, indemnify and hold the Lessee harmless in connection with such litigation.

10.3 Exclusion of Liability
     ----------------------

     The Lessor, its agents, servants and employees, shall not be liable nor responsible in any way for any damage or injury to any property of the Lessee which is entrusted to the care and control of the Lessor, its agents, servants or employees nor for any personal or consequential injury of any nature whatsoever that may be suffered or sustained by the Lessee or any employee, agent, customer, invitee or licensee of the Lessee or any other person who may be upon the Lands and Building or the Demised Premises or for any loss of or damage or injury to any property belonging to the Lessee or to its employees or to any other persons while such property is on the Lands and Building or the Demised Premises and, in particular but without limiting the generality of the foregoing, the Lessor shall not be liable for any damage or damages of any nature whatsoever to any such property caused by the failure by reason of a breakdown or other cause, to supply adequate drainage, heating, air conditioning, ventilation, snow or ice removal, or by reason of the interruption of any public utility or service or in the event of steam, water, rain or snow which may leak into, issue, or flow from any part of the building or from the water, steam, sprinkler, or drainage pipes or plumbing works of the same, or from any other place or quarter or for any damage caused by anything done or omitted by any tenant of the Building, unless such claim is directly caused by the Lessor or those for whom the Lessor is, at law, responsible. The Lessee shall not be entitled to any abatement of rent in respect of any such condition, failure or interruption of service; and the Lessor, its agents, servants, employees or contractors, shall not be liable for any damage suffered to the Demised Premises or the contents thereof by reason of the Lessor, its agents, employees or contractors, entering upon the Demised Premises to undertake the examination thereof or any work therein in the case of any emergency.


                   PART 11 - LANDLORD'S RIGHTS AND REMEDIES
                   ----------------------------------------

11.1 Default
     -------

     If and whenever the Rent (including Additional Rent) hereby reserved or any part thereof shall not be paid on the day appointed for the payment thereof and the Lessee fails to remedy such breach within three (3) business days of notice thereof by the Lessor, or in case of breach or non-observance or non-performance by the Lessee of any of the covenants, agreements, provisos, conditions or rules and regulations on the part of the Lessee to be kept, observed or performed and the Lessee fails to remedy such breach within fifteen (15) days of notice thereof by the Lessor (or immediately in the case of an emergency or such shorter period as required by any lawful governmental authority) or, if such breach cannot reasonably be remedied within fifteen (15) days, the Lessee fails to commence to remedy such breach within such fifteen (15) day period or thereafter fails to proceed diligently to remedy such breach, or if without the written consent of the Lessor, the Demised Premises shall be used by any person other than the Lessee, the Lessee's permitted assigns or permitted sub-lessees, or for any purpose other than that for which the Demised Premises were leased, or in case the Term shall be taken in execution or attachment for any cause whatever, then and in every such case it shall be lawful for the Lessor thereafter to immediately and without notice enter into and upon the Demised Premises or any part thereof in the name of the whole and the same to have again, repossess and enjoy as of its former estate, notwithstanding anything to the contrary herein.

11.2 Termination of Lease
     --------------------

     If the Term hereof shall be at any time seized in execution or attachment by any creditor of the Lessee or if a receiver or receiver-manager is appointed in respect of any property of the Lessee or the Lessee shall make any assignment for the benefit of creditors or shall make any bulk sale or become bankrupt or insolvent or take the benefit of any statute now or hereafter in force for bankrupt or insolvent debtors, or, if the Lessee is a corporation and any order shall be made for the winding-up of the Lessee, or other termination of the corporate existence of the Lessee, then in any such case this Lease shall, at the option of the Lessor, cease and determine and the Term shall immediately become forfeited and void and the then current month's Rent and the next ensuing three (3) months' Rent (including Additional Rent) shall immediately become due and be paid and the Lessor may immediately claim the same together with any arrears then unpaid and any other amounts owing to the Lessor by the Lessee and the Lessor may without notice or any form of legal process forthwith re-enter upon and take possession of the Demised Premises and become the owner of the Lessee's effects (save and except for any software which shall remain owned by the Lessee in any event) and remove the Lessee's effects therefrom, any statute or law to the contrary notwithstanding, the whole without prejudice to, all other rights, remedies and recourses of the Lessor.

11.3 Payment of Lessor's Expenses
     ----------------------------

     If at any time an action is brought for recovery of possession of the Demised Premises, or the recovery of Rent or any part thereof, or because of a breach by act or omission of any covenant contained herein on the part of the Lessee, and a breach is established, the Lessee shall pay to the Lessor all expenses incurred by the Lessor in the enforcement of its rights and remedies hereunder including reasonable legal expenses on a solicitor and own client basis.

11.4 Right of Lessor to Perform Lessee's Covenants
     ---------------------------------------------

     If at any time, and so often as the same shall happen, the Lessee shall make default in the observance or performance of any covenant contained herein on its part to be observed or performed and has not cured such default following written notice thereof pursuant to Section 11.1 hereof, then the Lessor may, but shall not be obligated so to do, without waiving or releasing the Lessee from its obligations under this Lease, itself observe and perform the covenant or covenants in respect of which the Lessee has made default or make payment of the monies the Lessee has failed to pay; and all costs and expenses incurred by the Lessor in the observance or performance of such covenant or covenants including without limitation reasonable legal costs as between solicitor and own client and any moneys so paid by the Lessor will, with interest thereon from the date of the incurring of such costs or expenses or payments of monies, at a rate equal to 3% per annum above the prevailing prime commercial lending rate then being published by any Canadian chartered bank designated by the Lessor, shall be a charge on the Demised Premises in favour of the Lessor in priority to the interest of the Lessee hereunder and of any person claiming through or under the Lessee, and all such costs, expenses and monies and interest thereon shall be payable by the Lessee to the Lessor forthwith on demand as Additional Rent. The Lessor shall have the same rights and remedies and may take the same steps for recovery thereof as for the recovery of Rent in arrears.

11.5 Re-Entry
     --------

     On the Lessor becoming entitled to re-enter upon the Demised Premises under any of the provisions of this Lease, the Lessor, in addition to all other rights, shall have the right to immediately determine forthwith this Lease and the Term by leaving upon the Demised Premises notice in writing of its intention so to do, and thereupon Rent shall be computed, apportioned and paid in full to the date of such determination of this Lease and any other payments for which the Lessee is liable hereunder shall be paid and the Lessee shall immediately deliver up vacant possession of the Demised Premises to the Lessor, and the Lessor may re-enter and take possession thereof.

11.6 Right of Lessor to Seize
     ------------------------

     If the Lessor is entitled to do so at law, the Lessor may seize and sell all the Lessee's goods and property which at any time have been located within the Demised Premises whether or not the same are at the time of seizure located within the Demised Premises or have been removed to another location, and apply the proceeds of such sale against Rent outstanding and upon the costs of the seizure and sale as provided for at law. The Lessee further agrees that if it leaves any Rent unpaid, the Lessor, in addition to any remedy otherwise provided at law or in equity, may seize and sell such goods and property of the Lessee at any place to which the Lessee or any other person may have removed them, in the same manner as if such goods and property had remained upon the Demised Premises.

11.7  Remedies for Non-Payment
      ------------------------

      In the event of default by the Lessee in payment of Additional Rent or any other amount payable by the Lessee hereunder, the Lessor shall have, in addition to any other right or remedy that the Lessor would otherwise have at law or in equity, the same rights and remedies that the Lessor would have in the case of default in payment of Rent.

11.8  Non-Waiver
      ----------

      No condoning, excusing or overlooking by the Lessor of any default, breach or non-observance by the Lessee at any time or times in respect of any covenant, proviso or condition contained herein shall operate as a waiver of or defeat or affect the Lessor's rights hereunder in respect of any continuing or subsequent default, breach or non-observance. No waiver shall be implied by anything done or omitted by the Lessor unless the Lessor gives an express written waiver to that effect.

11.9  Remedies Cumulative
      -------------------

      All rights and remedies of the Lessor in this Lease contained shall be cumulative and not alternative.

11.10 Interest
      --------

      The Lessee shall pay to the Lessor interest at a rate equal to 3% per annum above the prevailing prime commercial lending rate published from time to time by any Canadian chartered bank designated by the Lessor, on all payments of Rent, Additional Rent and all other sums required to be paid under this Lease which have become overdue so long as such monies remain unpaid.


                PART 12 - MORTGAGES AND ASSIGNMENTS BY LANDLORD
                -----------------------------------------------

12.1  Subordination
      -------------

      This Lease is subject and subordinate to all mortgages including any deed of trust and mortgage securing bonds, and all indentures supplemental thereto which may now or hereafter affect such leases and the Lands and Building, and to all renewals, modifications, consolidations, replacements and extensions thereof. The Lessee agrees to execute promptly any certification and confirmation of such subordination as the Lessor may request. It is agreed by and between the parties hereto that notwithstanding any subordination of this Lease to mortgages as provided, the Lessee's obligations under the Lease shall remain in full force and effect notwithstanding any action at any time taken by a mortgagee to enforce the security of any mortgage, provided however that any such postponement or subordination shall reserve to the Lessee the right to continue in possession of the Demised Premises under the terms of this Lease so long as the Lessee shall not be in default hereunder. Notwithstanding the foregoing, the Lessee will not be required to attorn to a purchaser, mortgagee or trustee unless such third party enters into a non-disturbance agreement with the Lessee in a form satisfactory to the Lessee, acting reasonably.

12.2 Status Statement
     ----------------

     For the purpose of confirming the status of this Lease to any person, including a purchaser or proposed purchaser or mortgagee or proposed mortgagee of the Lands and Building, the Lessee shall from time to time and within seven (7) days of written request, execute and deliver to the Lessor a statement in writing certifying that this Lease is unmodified or, if modified, stating the modifications, that it is in full force and effect, the amount of the annual rent paid hereunder, the dates to which such rent and other charges hereunder have been paid, and whether there is any existing default on the part of the Lessor of which the Lessee has notice. The Lessee agrees that the statement so delivered shall be binding and may be relied upon by the person to whom it is directed.

12.3 Non-Disturbance Agreement
     -------------------------

     The Lessor agrees that concurrently with the execution of this Lease, it will provide the Lessee with non-disturbance agreements acceptable to the Lessee and the Lessor, both acting reasonably, from any mortgage holders or lien holders having priority to this Lease.

12.4 Registration
     ------------

     The Lessee may at its option and at the cost and expense of the Lessee, cause this Lease or a Short Form Lease to be registered in the Vancouver Land Title Office. All expenses with respect to the said registration, including all governmental registration fees and if required, the costs of surveying the Demised Premises, or the Lands and Building and all other costs incidental to preparing a plan and documents in registrable form, shall be entirely borne by the Lessee.


                        PART 13 - OVERHOLDING BY LESSEE
                        -------------------------------

13.1 Month to Month Tenancy
     ----------------------

     The Lessor shall grant to the Lessee the automatic provision to hold over the Demised Premises for up to six (6) months at the end of the Term at a monthly rent of 115% of the monthly Basic Rent payable during the last month of the Term plus the Lessee's Proportionate Share of Operating Costs and Additional Rent payable hereunder, provided the Lessee has notified the Lessor of its intention to waive its Option to Renew in Part 17 and notifies the Lessor in writing (the "Notice") of the date (the
     "Termination Date") the Lessee shall vacate the Demised Premises, it being understood and agreed that such Notice shall be delivered no later than nine (9) months prior to expiry of this Lease otherwise this Section 13.1 shall be deemed waived.

     The tenancy created thereby shall be a month to month tenancy which will terminate on the Termination Date (and not earlier, except in the event of a default pursuant to Section 11.1 of this Lease), and shall not be deemed to be a tacit renewal of this Lease, and otherwise on the terms and conditions herein set out, save and except for any rights pursuant to Parts 16 or 17 hereof granted to the Lessee herein.

                         PART 14 - LESSOR'S COVENANTS
                         ----------------------------

14.1 Lessor's Covenants
     ------------------

     The Lessor covenants with the Lessee, so long as the Lessee is not in breach of any of its covenants hereunder, as follows:

     (a)  Quiet Enjoyment. To permit, subject as herein provided, the Lessee to
          ---------------
          peaceably possess and enjoy the Demised Premises for the Term and any renewals without any disturbance or interruption by the Lessor or by its successors and assigns, or by any person claiming by, through or under the Lessor;

     (b)  Utilities. To make available to the Demised Premises electricity and
          ---------
          power requirements as per Schedule "C" to this Lease, and, in normal quantities gas, water, and other public utilities generally made available to other tenants of the Building by the Lessor, unless otherwise provided for in the Lease, save and except that the Lessor shall not be obligated to provide heating and air conditioning of the Demised Premises, provided that the Lessor shall have no liability for failure to supply utilities when prevented from doing so by repairs, or causes beyond the Lessor's reasonable control;

     (c)  Repair. To repair or maintain and to keep in good repair as would a
          ------
          prudent owner the foundations, outer walls, roof, spouts and gutters of the Building and all of the common areas therein, parking areas, and the plumbing, sewage and electrical systems therein except to the extent that they are located on the Demised Premises or in any other portions of the Lands and the Building occupied by other tenants; provided that the Lessor shall use reasonable efforts in exercising its rights under this clause so as to minimize any interference with the Lessee's business and use of the Demised Premises, the Lessee shall not have any right to object to nor any right to any claim of damages or any reduction or abatement of Rent in respect of the exercise of the Lessor's rights under this clause. The Lessee shall permit the Lessor, its servants or agents upon forty-eight (48) hours' prior written notice (or without notice in the case of an emergency) to enter the Demised Premises from time to time for the purpose of inspecting and making repairs, alterations or improvements to the Building, and the Lessee shall not be entitled to compensation for any inconvenience, nuisance or discomfort occasioned thereby, provided the Lessor takes all practical measures to minimize any interference with the Lessee's business;

     (d)  Use of Common Areas. To permit the Lessee and its employees and all
          -------------------
          persons lawfully requiring communication with them to have the use in common with others of the main entrances and the stairways, corridors and elevators leading to the Demised Premises, subject to such reasonable rules and regulations as the Lessor may make in regard thereto from time to time, provided that the Lessor shall in no way be responsible or obligated for failure to enforce any rules and regulations in this regard. In the event that a card access security system is installed upon the Building by the Lessor the Lessee shall abide by any rules and regulations regarding the use of said system made by the Lessor and shall pay upon demand any costs or charges incurred by the improper use of the said system by the Lessee, its servants or agents;

     (e)   Use of Washrooms. Subject to Section 14.1(d) to permit the Lessee and
          ----------------
          its employees in common with others entitled thereto to use the washrooms in the Building on the floor on which the Demised Premises are situate;

     (f)   Replacement of Light Bulbs. To replace at the expense of the Lessee
          --------------------------
          all electrical light bulbs, tubes and ballasts on the Demised Premises whenever replacement shall be necessary, the replacement cost (including labour with respect to ballast replacement) to be payable on demand as Additional Rent;

     (g)  Y2K Compliance. The Lessor acknowledges that it is aware of the Y2K
          --------------
          issue and covenants and agrees to take all reasonable steps as would a prudent landlord to prevent or at least minimize, to the extent reasonably possible, any detrimental impact to the supply of services to the Building, the Demised Premises (including, without limitation, HVAC, maintenance, and security) and the Lessee's quiet enjoyment of the Demised Premises and the operation of the Lessee's business therein by virtue of the Lessor's computer dependent equipment failing to operate properly due to date related problems;

     (h)  Lessor to Act Reasonably. The Lessor shall act reasonably and
          ------------------------
          expeditiously to minimize the extent and duration of any stoppage, interruption or reduction of the services, systems and utilities servicing the Demised Premises. The Lessor shall give the Lessee reasonable advance notice of any planned stoppage, interruption or reduction, shall advise the Lessee prior to scheduling such work to enable the Lessee to schedule its business to minimize disruption, and shall to the extent commercially reasonable consider the Lessee's reasonable scheduling suggestions.

14.2 Environment Warranty - Lessor
     -----------------------------

     The Lessor represents and warrants that to its knowledge the Lands and the Building comply in all material respects with all applicable federal, provincial or local environmental, health and safety statutes and regulation, that there are no Hazardous Substances in the Building or in or about the Lands with the exception of underground oil tanks and of trace amounts of asbestos which potentially may remain within inaccessible areas, but to the Lessor's knowledge such areas meet or exceed acceptable levels for commercial buildings as determined by applicable governmental authorities (including, without limitation, regulations under the Workers
                                                                       -------
     Compensation Act (British Columbia)). The Lessor further represents and
     ----------------
     warrants that it will be responsible for the cost of removing any asbestos which is exposed on the third floor of the Building during demolition, and that neither the Lands nor the Building are subject to any outstanding orders or directives pursuant to any judicial orders or safety statutes or regulations. Any future testing of any Hazardous Substances or potentially Hazardous Substances not caused by the Lessee or those for whom the Lessee is responsible at law shall be at the sole cost and expense of the Lessor, and if it is determined by the Lessor, or any regulatory body, that removal is necessary, the removal and disposal of the said substances shall be at the sole cost and expense of the Lessor. The Lessor agrees to indemnify the Lessee and its directors, officers, employees, agents, successors and assigns from any and all liabilities, actions, damages, claims, remediation cost recovery claims, losses, costs, orders, fines, penalties and expenses whatsoever (including all legal and consultants' expenses and the cost of remediation of the Building and any adjacent property) arising from or in connection with:

     (a) any breach of or non-compliance with the provisions of this Section by the Lessor; or

     (b) the existence of, or the release into the environment of, any Hazardous Substances in the Building or in or about the Lands caused by the underground oil tanks or by the Lessor or those for whom the Lessor is responsible for at law.

     The obligations of the Lessor under this Section shall not survive the expiry or earlier termination of this Lease.


                         PART 15 - GENERAL CONDITIONS
                         ----------------------------

15.1 Rules and Regulations
     ---------------------

     The Lessor reserves the right to make such Rules and Regulations as in its judgment, acting reasonably, may from time to time be necessary and or desirable for the proper operation, safety, security, parking, environment, care, access and cleanliness of the Building and for the preservation of order and the Lessee agrees that it will abide thereby and that its employees, agents, servants and any others permitted by the Lessee to occupy or enter the Demised Premises will, at all times, abide by such rules and regulations of which it has notice, and that a default in the performance and observation thereof shall have the same effect as a default under any of the covenants or conditions of this Lease. The Rules and Regulations attached as Schedule "B" hereto shall be applicable until amended by the Lessor.

15.2 Notice
     ------

     Any notice, demand, request, consent or objection required or contemplated to be given or made by any provision of this Lease shall be given or made in writing and either delivered personally or sent by facsimile (604-687-
     6340) or by registered mail, postage prepaid, addressed to the Lessor at the Building Management Office, Suite 3038, 910 Mainland Street, Vancouver, British Columbia, V6B lA9, or to the Lessee at the Demised Premises with a copy to Seagate Software Information Management Group (Canada), Inc., 4575 Scotts Valley Drive, P.O. Box 66360, Scotts Valley, CA, 95067-0360,
     Attention: Ms. Denise Trudeau and to 840 Cambie Street, Vancouver, B.C., V6B 4J2, Attention: Susan Lovell, or to such other address which either party may from time to time notify the other in writing. The time of giving or making such notice, demand, request, consent or objection shall be, if delivered or sent by facsimile, when delivered or transmitted, and if mailed, then on the 4th business day after the day of mailing thereof. In the event of a mail strike, mail slowdown or other labour dispute which might affect delivery of such notice, then all such notices and demands shall be delivered or transmitted by facsimile. If in this Lease two or more persons are named as Lessee such notice, demand, request, consent or objection shall be sufficiently given or made if and when the same shall be given to any one of such persons.

15.3 Showing of Premises
     -------------------

     The Lessee shall permit the Lessor or its agents or employees to show the Demised Premises to prospective investors, purchasers, agents, brokers and lenders at any time during the Term during normal business hours upon not less than twenty-four (24) hours' prior written notice to the Lessee, and to prospective tenants during the last nine (9) months of the Term (if the Term has not been renewed by the Lessee) during normal business hours upon twenty-four (24) hours' prior written notice to the Lessee, provided in each such case the Lessor is accompanied by the representative of the Lessee, the group consists of no more than three (3) persons and no pictures are taken within the Demised Premises and the Lessor shall act reasonably and shall not unduly disrupt the Lessee's use and quiet enjoyment of the Demised Premises.

15.4 Dispute Resolution
     ------------------

     In the event the Lessor and the Lessee are unable to agree as to any matters set out in this Lease which require agreement (save and except the rent to be determined pursuant to Section 17.l), then either party may notify the other, by written notice (in this Section, the "Notice"), of a desire to resolve the dispute by mediation and a meeting will be held promptly between the parties, attended by individuals with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute. If, within fourteen (14) days after such meeting or such further period as is agreeable to the parties (the "Negotiation Period"), the parties have not succeeded in negotiating a resolution of the dispute, they agree to submit the dispute to mediation. The parties will jointly appoint a mutually acceptable mediator, seeking assistance from the British Columbia International Commercial Arbitration Centre if they have been unable to agree upon such appointment within twenty (20) days following the conclusion of the Negotiation Period. If the parties are not successful in resolving the dispute through mediation, or if the mediation has not commenced within thirty (30) days following the Negotiation Period, then the parties agree that the dispute will be settled by arbitration pursuant to the Commercial Arbitration Act of British Columbia, as amended
                     --------------------------
     from time to time, or any like statute in effect from time to time and the decision of such arbitrator(s) shall be final and binding upon the parties.


             PART 16 - RIGHT OF FIRST OFFER AND EXPANSION PREMISES
             -----------------------------------------------------

16.1 Right of First Offer
     --------------------

     Provided that the Lessee is not in breach of this Lease, the Lessor will grant to the Lessee the right of first offer during the Term and any renewal thereof to lease any contiguous rentable space which becomes available for lease (i.e. the term of the existing lease of any such space has either expired or been terminated and the existing tenant does not have a contractual right of renewal) on the first, second or third floors of the Building or any premises within the Building comprising not less than 5,000 square feet on an "as is where is" basis without any loan, inducement, allowance or Lessor's Repairs/Work, on the terms and conditions provided herein and otherwise on the terms and conditions of this Lease, mutatis mutandis (in this Section 16.1 the "Expansion Space"), as follows:

     (a) not more than nine (9) months or less than two (2) months before the date the Lessor expects the Expansion Space, or any part thereof, to become available, the Lessor shall deliver to the Lessee notice in writing identifying the available Expansion Space and the date upon which it will be available;

     (b) the Lessee shall have seven (7) business days from the date of receipt of such notice within which to advise the Lessor, in writing, that it intends to exercise its option to lease the Expansion Space;

     (c) the Basic Rent per square foot of the Expansion Space payable for the Expansion Space shall be equal to the Basic Rent per square foot of the Demised Premises payable by the

          Lessee under this Lease at the time the Lessor delivers the notice described in subparagraph (a) hereof;

     (d) subject to subparagraph (e) hereof, the term of the lease of any such Expansion Space shall commence on the date thirty (30) days following the date upon which the space becomes vacant (as specified in the notice) and shall terminate on the expiry of the Term of this Lease or any renewal thereof;

     (e) the Lessee acknowledges that the Lessor may be required to complete significant building code upgrades to the Building if, during any twenty-four (24) month period, building permits are issued by the City of Vancouver for work to the Building valued, in aggregate, equal to or in excess of the amount (the "Improvement Limit") which is 50% of twice the Building's property tax assessment excluding the value attributed to the Lands. The Lessee agrees that if the Lessee exercises its right to lease any Expansion Space pursuant to this Section and the Lessee's proposed improvements to such Expansion Space will cause or, having regard to the value of the anticipated future Lessee improvements to the Demised Premises could, in the Lessor's opinion, acting reasonably, cause the aggregate value of the building permits taken out for the Building over any twenty-four (24) month period to exceed the Improvement Limit, the Lessee shall, within seven
          (7) business days of either party giving notice to the other that the proposed Lessee improvements will or could result in the Improvement Limit being exceeded, elect in writing to either delay its Lessee improvements to the Expansion Space until such time as the Improvement Limit will not be exceeded or waive the Lessee's right to lease such Expansion Space. In the event of any disagreement between the Lessor and the Lessee as to whether any proposed improvements of the Lessee could cause the Improvement Limit to be exceeded, such disagreement will be resolved in the manner described in Section 15.4;

     (f) if the Lessee fails to exercise its option with respect to any Expansion Space, this option with respect to such space only shall become null and void and have no further effect but shall continue to apply if such space again becomes available to lease and with respect to any other Expansion Premises;

     (g) the Loan and any inducements or allowances provided for in this Lease shall not apply to or benefit any premises leased under this option; and

     (h) any premises leased under this option shall not lessen, change or affect the Lessee's right to the Expansion Premises.

16.2 Expansion Premises
     ------------------

     Provided the Lessee is not in breach of this Lease, the Lessee shall have the option to lease an additional area measuring approximately 14,645 square feet commencing January 1, 2002 (the "Option Leased Premises") provided the Lessee notifies the Lessor in writing prior to December 1, 2000. The Loan, inducements and allowances as outlined in Sections 4.1, 4.3, 4.7, 4.8, 4.9 and on Schedule "C" shall apply to the Option Leased Premises and the Lessee shall be granted a fixturing period of four (4) months commencing September 1, 2001. The Basic Rent per square foot payable on the Option Leased Premises shall be at the same rate payable on the Initial Leased Premises. The lease term on the Option Leased Premises shall terminate on the expiry of the Term of this Lease or any renewal thereof.

                           PART 17 - OPTION TO RENEW
                           -------------------------

17.1 Grant of Option
     ---------------

     Provided the Lessee is not in breach of this Lease, the Lessee shall have the right to renew this Lease with respect to the Demised Premises and any additional space leased pursuant to Section 16.1 or Section 16.2 for one
     (1) additional term of three (3) years and one (1) additional term of five
     (5) years on the same terms and conditions, save only for the Basic Rent, Lessor's Repairs/Work, the Loan or any Lessee inducements or Lessee allowances. The Basic Rent during each of the renewal periods shall be the then fair market rent of comparable "Office Premises" (as defined in
     Section 17.3) inclusive of such tenant inducements as free Basic Rent, tenant improvement allowances and other incentives, if any, offered by landlords of such Office Premises at the time agreed between the parties, and failing such agreement within four (4) months of the date of the exercise of each option, as determined by arbitration pursuant to the Commercial Arbitration Act of British Columbia.
     --------------------------

17.2 Exercise of Option
     ------------------

     To exercise this Option to Renew, the Lessee shall give written notice to the Lessor no later than nine (9) months prior to the expiry of the Term or the first renewal term, as the case may be, otherwise this Option to Renew shall be deemed waived.

17.3 Office Premises
     ---------------

     For the purposes of Section 17.1, "Office Premises" means office premises with base building systems including, without limitation, HVAC, electrical systems, lighting and plumbing, all at a standard consistent with the systems then supplying the Demised Premises, but without Lessee finishings including, without limitation, all floor coverings, ceiling treatments if installed at the cost of the Lessee, wall coverings, interior walls and all built-in improvements including any raised flooring, cupboards, shelving, lockers, sinks, appliances and showers.


                              PART 18 - INDEMNITY
                              -------------------

18.1 Indemnity
     ---------

     In consideration of the Lessor leasing the Demised Premises to the Lessee and the sum of $1.00 now paid by the Lessor to the Indemnifier and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by the Indemnifier), the Indemnifier unconditionally agrees to and covenants with the Lessor to indemnify the Lessor for the full and prompt payment of all sums, including but not limited to, Basic Rent, Additional Rent, the Loan and any and all other sums and charges payable by the Lessee to the Lessor under this Lease, and the full performance and observance of all of the covenants, terms, conditions and agreements therein provided to be performed and observed by the Lessee.

18.2 Enforcement of Indemnity
     ------------------------

     The Lessor shall have the right to enforce this Indemnity regardless of the acceptance of additional security from the Lessee and regardless of the release or discharge of the Lessee by the Lessor or by others or by operation of any law.

18.3 Continuation of Indemnity
     -------------------------

     This Indemnity is absolute and unconditional and, without limiting the generality of the foregoing, the liability of the Indemnifier under this Indemnity shall not be deemed to have been waived, released, discharged, impaired, or affected by reason of the release or discharge of the Lessee in any receivership, bankruptcy, winding-up, or other creditors' proceedings, or the rejection, surrender, disaffirmation, or disclaimer of this Lease by any party or in any action or proceeding, and shall continue with respect to the periods prior thereto and thereafter for and with respect to the Term and any renewals thereof. The liability of the Indemnifier shall not be affected by any repossession of the Demised Premises by the Lessor, provided however that the net payments received by the Lessor, after deducting all costs and expenses of the repossession and reletting the same, shall be credited from time to time by the Lessor to the account of the Indemnifier and the Indemnifier shall pay any balance owing to the Lessor from time to time immediately upon ascertainment.

18.4 No Defence
     ----------

     No action or proceeding brought or instituted under this Indemnity and no recovery in pursuance thereof shall be a bar or defence to any further action or proceeding which may be brought under this Indemnity by reason of any further default or default hereunder or in the performance and observance of the covenants, agreements, conditions and provisos of this Lease.

18.5 Modification in Writing
     -----------------------

     No modification of this Indemnity shall be effective unless the modification is in writing and signed by the Indemnifier and the Lessor.

18.6 Authority
     ---------

     The Indemnifier covenants with the Lessor that the Indemnifier has the necessary power to give this Indemnity and is jointly and severally bound with the Lessee for the fulfilment of all obligations of the Lessee under this Lease as though the Indemnifier was the Lessee named in this Lease.

18.7 Enurement
     ---------

     All of the covenants, agreements, conditions and provisos of this Indemnity shall extend to and be binding upon the Indemnifier, its successors and assigns and shall enure to the benefit of and may be enforced by the Lessor, its successors and assigns and the holder of any mortgage to which this Lease may be subject and subordinate from time to time.

18.8 Assignments, Reorganization, Etc.
     ---------------------------------

     Notwithstanding any other provision of this indemnity, in the event this Lease is assigned, sublet or otherwise transferred by the Lessee with or without the consent of the Lessor or there is a reorganization, merger, sale, partnership change or other change in ownership interest in the Lessee, the Indemnifier shall remain liable for the performance of its obligations hereunder, except that the indemnity of the Indemnifier will not extend to any new obligation of the transferee assumed in a modification of this Lease.

                            PART 19 - MISCELLANEOUS
                            -----------------------

19.1 Joint and Several Obligations
     -----------------------------

     If there be more than one Lessee, the covenants and obligations hereunder on the part of each Lessee, respectively, shall be deemed to be joint as well as several.

19.2 Time of the Essence
     -------------------

     Time shall be of the essence of this Lease.

19.3 Headings
     --------

     The headings appearing in this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease or any provision hereof.

19.4 Governing Law
     -------------

     This Lease shall be construed and governed by the laws of the Province of British Columbia. All of the provisions of this Lease shall be construed as covenants and agreements as though the words importing such covenants and agreements were used in each separate paragraph. Should any provision of this Lease be illegal or not enforceable, it or they shall be considered separate and several from the Lease and its remaining provisions and conditions shall remain in force and be binding upon the parties hereto as though the illegal or unenforceable provision or provisions or conditions had never been included.

19.5 Entire Agreement
     ----------------

     The Lessee acknowledges that there have been no representations or warranties made by the Lessor which are not set out in this Lease. This Lease embodies the entire terms of the lease agreement with respect to the Building and the Demised Premises between the Lessor and the Lessee, and supersedes all prior agreements, if any, with respect to the Demised Premises between the parties hereto.

19.6 Enurement
     ---------

     This Lease shall enure to the benefit of and be binding upon the parties hereto, their respective heirs, executors, administrators, successors and permitted assigns and other legal representatives, as the case may be.

IN WITNESS WHEREOF the parties hereto have duly executed this Lease as of the date first above written.

LESSOR:
------

LAURELTON INVESTMENTS LTD.

Per:

     /s/ Leon Kann
------------------------------
Authorized Signatory



KBK NO. 197 VENTURES LTD.

Per:

     /s/ Joe Segal
------------------------------
Authorized Signatory



LESSEE:
------

SEAGATE SOFTWARE INFORMATION
MANAGEMENT GROUP (CANADA), INC.

Per:

     /s/ Susan J Wolfe
------------------------------
Authorized Signatory



INDEMNIFIER:
-----------

SEAGATE SOFTWARE, INC.

Per:

     /s/ Susan J Wolfe
------------------------------
Authorized Signatory

                                 SCHEDULE "A"

                              [FIRST FLOOR PLAN]

                                 SCHEDULE "A"

                              [SECOND FLOOR PLAN]

                                 SCHEDULE "A"

                              [THIRD FLOOR PLAN]

                                 SCHEDULE "B"

                             RULES AND REGULATIONS
                             ---------------------

1. The Lessee shall at all times abide by all laws, rules, regulations, ordinances, provisions and requirements relating to the Building or to the Demised Premises of which it has notice and shall keep the Demised Premises, its employees, servants, agents and invitees under its control so as to prevent the performance of any act, or the carrying on of any practice which would damage the Building or its reputation or the Demised Premises or could injure or annoy the other tenants in the Building, their employees, servants, agents, or invitees or the public.

2. The Lessee shall not keep or display any merchandise on, or otherwise obstruct the corridors or other areas adjacent to the Demised Premises. The Lessee agrees to promptly remove any displays or merchandise that the Lessor feels is objectionable.

3. The Lessee shall not overload any floor of the Demised Premises: in excess of one hundred (100) pounds per square foot live load on the 1/st/ floor of the Building; one hundred and fifty (150) pounds per square foot live load on the 2/nd/ floor of the Building; and fifty (50) pounds per square foot live load on the 3/rd/ floor of the Building; nor shall it hang or suspend from any ceiling or any part of the Building any equipment, displays, fixtures or signs which are not authorized by the Lessor or its architects.

4. The Lessee shall at all times keep the Demised Premises in a clean and sanitary condition, including the inside and outside of all glass, the doors and windows of the Demised Premises, together with all exterior store front surfaces of the Demised Premises, in accordance with the laws and direction, rules and regulations of any governmental, municipal or other agency having jurisdiction. In the event that the Lessor, in its sole discretion, determines that a Lessee's premises is unsightly, the Lessor, shall have the right to require the Lessee to install, at the Lessee's sole cost and expense, venetian window blinds of a type satisfactory to the Lessor within thirty (30) days after having received written notice from the Lessor. The Lessee shall not place, or permit to be placed, any obstructions or merchandise, on, in or near any corridors, rear entrances, service corridors or loading areas. The Lessee agrees to remove all merchandise from the loading area immediately upon such merchandise being delivered.

5. The Lessee shall notify the Lessor, in writing, of its intention to add or modify lighting, electrical wiring or plumbing in the Demised Premises, and shall obtain the Lessor's written approval prior to carrying out said work. In any event, all such work shall be carried out by qualified, licensed tradesmen in accordance with all applicable building codes.

6. The Lessee and Lessee`s employees and agents shall not solicit business in the parking area or sidewalks surrounding the Building or other common areas, nor shall a Lessee distribute or post any handbills or other advertising material in the parking area or other common areas of the Building.

7. The Lessee shall not use or permit the use of any objectionable advertising medium such as, without limitation, loudspeakers, phonographs, televisions, public address systems, sound amplifiers, radio or broadcasting within the Building which is in any way audible or visible outside of the Demised Premises. No aerial shall be erected on the roof or exterior walls of the Demised Premises, or on the ground, without, in each instance, the written consent of the

     Lessor, such consent not to be unreasonably withheld or delayed. Any aerial installed without such written consent shall be subject to removal without notice at any time.

8. The plumbing facilities shall not be used for any other purpose than that for which they were constructed, and no foreign substance of any kind shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this provision shall be borne by the Lessee whose employees, agents or invitees shall have caused it.

9. For the benefit and welfare of all lessees of the premises of the Building, as it may exist from time to time, the Lessor shall have the right to issue further reasonable rules and regulations and such further rules and regulations shall thereupon be binding upon the Lessees. The Lessee agrees to comply with all rules and regulations on notice to the Lessee from the Lessor.

                                 SCHEDULE "C"

                            STANTEC REPORT SUMMARY
                            ----------------------
                         (attach from Offer to Lease)

The references herein to the Stantec report are limited to the specific matters described in this Schedule "C", and any other matter, item or recommendation set out in the Stantec report and not specifically and directly described and set out in this Schedule "C" is not binding upon the Lessor.

                                 SCHEDULE "C"

Electrical

As per the Stantec report dated June 1, 1999 (the "Stantec report"), we agree to relocate at our sole cost all non-Seagate electrical panels and transformers in Seagate space that serve other tenants and that are not housed in common electrical rooms.


Electrical Service

The Stantec report calls for the provision of an 800 amp 600 volt service to provide power for Seagate's total requirement for HVAC, lighting and general use power. We propose to dedicate a small room just outside the main first floor electrical room to house switches and meters for the full 800 amp service. For the Initial Area we propose to run 400 amps at 600 volts (as suggested by the Seagate electrical consultant) up to a new third floor electrical room (exclusively for Seagate's use) to be located within the Seagate Initial Area. We would initially install a 225 kva transformer to provide 600/120-208 power. As additional phases are added to Seagate's space we propose to run an additional 400 amps at 600 volts to the third floor Seagate electrical room coupled to an additional 250 kva transformer to provide 600/120-208 power. As per the Stantec report, Seagate would be responsible for any transformer switch, any second transformer to isolate power, a UPS and all panelboard feeders, panelboards and items fed from these panelboards.

Lighting

While Stantec has always called for the provision of 550 lux at desk level, prior to the latest report Othmar Brunner had indicated that one fixture per 90 square feet would likely result in the desired light levels. The latest Stantec report calls for one fixture per 64 square feet. We agree to provide these extra fixtures if required. As per the Stantec report, these fixtures are to be deep cell parabolic (5") luminaires and are to be installed on a phased basis to suit Seagate's layout.

We also agree to provide a low voltage control system consisting of Douglas or GE low voltage lighting relay panel, with one switch to be provided per circuit. The Stantec report calls for one switch for every fixture, which is prohibitively expensive (approximately $68,000) and well beyond normal switching requirements. If Seagate desires this level of switching we would expect that Seagate would fund this additional expense.

Emergency Power

The Stantec report calls for Seagate to install a very large (250 kva) emergency power system that requires approximately 442 square feet to house. This emergency generator will have to be located on the lower level adjacent to an exterior wall given the weight of the equipment and the requirement for venting. We currently have a room measuring approximately 625 square feet adjacent to the first floor exterior wall (within 25' of the main electrical room) that is occupied by rented storage lockers. We would be prepared to relocate these storage lockers, and would expect that Seagate will lease this room at storage rates.

Other Landlord's Repairs/Work

We are prepared to agree to the following as Landlord's Repairs/Work:
- Demolition -- see Schedule "B"
- Construction of demising walls to the underside of the slab (reusing and adding to existing insulated walls where possible)
- Twelve linear feet by five feet of exterior window in each full exterior bay, with the exception of where exterior wall washrooms are located, the two bays on the second floor fronting on Mainland Street, and where stairwells or other impediments makes the installation of exterior windows impractical. All existing windows will be replaced with new windows measuring 12 lineal feet by 5 feet (the existing windows are 12 feet by approximately 3 feet). Retaining the existing width of exterior windows will enable us to reuse the existing window headers and will preserve the aesthetics of the building when viewed from the exterior.
- Provide an allowance of $32,000 (plus applicable Goods and Services Tax) (not to be amortized and recovered over the term) towards the upgrade of four washrooms located within the Initial Area
- Provide an allowance of $37,500 (plus applicable Goods and Services Tax) (not to be amortized and recovered over the term) to construct a corporate entrance for the Leased Premises if the Conditional Leased Premises are provided to Seagate, and otherwise, if the Conditional Leased Premises cannot be provided and Seagate then constructs a corporate entrance on the second floor with an access stairwell (as described in Clause 29A), the Landlord will provide a greater allowance in an amount to be mutually agreed upon between Seagate and the Landlord, equal to the amount spent by Seagate but to a maximum $75,000 (plus applicable Goods and Services Tax), each hereby acknowledging that both parties will benefit from a professional and corporate entrance and the cost to construct the second floor entrance and stairwell will be approximately double the cost of the first floor entrance.

Given existing lease commitments we will have to deliver the space to Seagate without landlord's work being completed on the dates indicated in this letter. Provided demolition work is done immediately upon the space becoming available, we believe that landlord's work and tenant improvement work can be performed at the same time without undue conflict.

MISCELLANEOUS

We appreciate that installing new exterior windows and enlarging existing exterior windows negatively affects the seismic performance of the building, and that any exterior stiffness removed must be replaced. According we have designed a system whereby the exterior stiffness is replaced on the exterior wall without the requirement for any interior bracing or sheer walls.

The references herein to the Stantec report are limited to the specific matters described in this Schedule "C", and any other matter, item or recommendation set out in the Stantec report and not specifically and directly described and set out in this Schedule "C" is not binding upon the Landlord.